Exhibit 10.9

EXECUTION VERSION

TERM LOAN AGREEMENT

Dated as of March 21, 2017

among

SUMMIT MIDSTREAM PARTNERS HOLDINGS, LLC,

as Borrower,

THE LENDERS PARTY HERETO FROM TIME TO TIME

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent and Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC,

BARCLAYS BANK PLC

and

DEUTSCHE BANK SECURITIES INC.

as Joint Lead Arrangers and Joint Bookrunners,

BBVA SECURITIES INC., BMO CAPITAL MARKETS CORP.,

CITIGROUP GLOBAL MARKETS INC., GOLDMAN SACHS LENDING PARTNERS

LLC, ING CAPITAL LLC, MORGAN STANLEY SENIOR FUNDING, INC.,

RBC CAPITAL MARKETS, REGIONS CAPITAL MARKETS1,

TD SECURITIES (USA) LLC and WELLS FARGO SECURITIES, LLC,

as Senior Co-Managers,

and

BB&T CAPITAL MARKETS2, CAPITAL ONE, NATIONAL ASSOCIATION,

CITIZENS BANK N.A. and COMERICA SECURITIES, INC.,

as Co-Managers

[1]	A division of Regions Bank.
[2]	A division of BB&T Securities, LLC.

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(continued)

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(continued)

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(continued)

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(Continued)

Exhibits and Schedules

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Prepayment Notice
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Interest Election Request
Exhibit E	Form of Collateral Agreement
Exhibit F	Form of Note
Exhibit G	Form of Non-U.S. Lender Tax Certificate
Exhibit H	Form of Administrative Questionnaire

Schedule 2.01	Commitments
Schedule 3.04	Governmental Approvals
Schedule 3.07(d)	Subsidiaries
Schedule 3.07(e)	Subscriptions
Schedule 3.08	Litigation
Schedule 3.12	Taxes
Schedule 3.15	Environmental Matters
Schedule 6.01	Indebtedness
Schedule 6.02	Liens
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates
Schedule 9.01	Notice Addresses of Borrower, Administrative Agent and Lenders

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This TERM LOAN AGREEMENT dated as of March 21 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into among SUMMIT MIDSTREAM PARTNERS HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), the LENDERS party hereto from time to time and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, together with any successor administrative agent appointed pursuant to the provisions of Article VIII, the “Administrative Agent”) and as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to the provisions of Article VIII, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders establish a $300,000,000 term loan credit facility in favor of the Borrower; and WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, to the extent of their respective Commitments as defined herein, are willing to make Loans to the Borrower;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR Borrowing” shall mean a Borrowing consisting of ABR Loans.

“ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Additional Equity Contribution” shall mean an amount equal to the amount of cash that is (a) received by the Parent from a source other than the Borrower or any Subsidiary thereof and (b) contributed by the Parent to the Borrower in exchange for the issuance by the Borrower of additional Equity Interests in the Borrower (or otherwise as an equity contribution), in each case after the Closing Date; provided that (i) the Borrower shall deliver written notice to the Administrative Agent concurrently with the receipt of such cash, which such notice shall (1) state that the Borrower has elected to treat such equity contribution as an Additional Equity Contribution and (2) specify the amount of such Additional Equity Contribution; (ii) any Equity Interests issued by the Borrower to the Parent in connection with an Additional Equity Contribution shall be pledged to the Collateral Agent in accordance with the Collateral Agreement; and (iii) any Additional Equity Contributions shall be disregarded for the purpose of determining compliance with the Interest Coverage Ratio.

“Adjusted Eurodollar Rate” shall mean for any Interest Period with respect to any Eurodollar Loan, an interest rate per annum equal to (a) the Eurodollar Rate for such Interest Period multiplied by (b) the Statutory Reserves.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit H or any other form approved by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agency Fee” shall have the meaning assigned to such term in Section 2.11(a).

“Agent Default Period” shall mean, with respect to any Agent, any time when such Agent is a Defaulting Agent/Lender.

“Agent Parties” shall have the meaning assigned to such term in Section 9.17(c).

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Alternate Base Rate” shall mean the greatest of (a) the rate of interest in effect for such day as announced from time to time by the Administrative Agent as its “prime rate” or “base commercial lending rate” (the “Prime Rate”), (b) the Federal Funds Effective Rate plus 0.50% per annum, and (c) the Adjusted Eurodollar Rate determined as of such date for a one-month Interest Period plus 1.00% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate shall be effective from and including the date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate, respectively. In no event shall the Alternate Base Rate be less than zero.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Margin” shall mean for any day (a) 5.00% per annum in the case of ABR Loans and (b) 6.00% per annum in the case of Eurodollar Loans.

“Applicable Premium” shall mean, with respect to any voluntary prepayment pursuant to Section 2.09:

(a) if made prior to the first anniversary of the Closing Date, a cash amount equal to the product of the principal amount of the Loans prepaid times 2.00%;

(b) if made on or after the first anniversary of the Closing Date and before the second anniversary of the Closing Date, a cash amount equal to the product of the principal amount of the Loans prepaid times 1.00%; and

(c) if made on or after the second anniversary of the Closing Date, 0.00%.

“Approved Counterparty” shall mean any Person whose long term senior unsecured debt rating at the time of entry into the applicable Swap Agreement is BBB-/Baa3 by S&P or Moody’s (or their equivalent) or higher.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Asset Acquisition” shall mean any acquisition or series of related acquisitions by the Borrower of assets of, or Equity Interests (other than directors’ qualifying shares) in, a Person or any division or line of business of a Person having a fair market value in excess of 5.0% of Total Assets measured as of the most recent fiscal quarter for which financial statements are then available.

“Asset Coverage Test” shall mean the satisfaction of the following: the ratio of (i) the value of the limited partner Equity Interests in SMLP held by the Borrower (the value of such limited partner Equity Interests in SMLP will be determined based on the volume-weighted average market closing value over the last 10 trading days) to (ii) the aggregate amount of outstanding Loans as measured on such day (the “Asset Coverage Ratio”) exceeds 2.00 to 1.00.

“Asset Disposition” shall mean any sale, transfer or other disposition by the Borrower to any other Person of any asset or group of related assets (other than inventory or other assets sold, transferred or otherwise disposed of in the ordinary course of business) in one or a series of related transactions having a fair market value in excess of 5.0% of Total Assets measured as of the most recent fiscal quarter for which financial statements are then available.

“Asset Sale Prepayment Acceptance Notice” shall have the meaning assigned to such term in Section 2.10(c).

“Asset Sale Prepayment Offer” shall have the meaning assigned to such term in Section 2.10(c).

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower (if required pursuant to Section 9.04(b)), in substantially the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Bona Fide Debt Fund Affiliate” shall mean any Person that is (a) engaged in making, purchasing, holding or otherwise investing in commercial loans or similar extensions of credit in the ordinary course of business and (b) managed, sponsored or advised by any Person controlling, controlled by or under common control with a Disqualified Institution or Affiliate thereof, as applicable, but only to the extent that no personnel involved with the investment in such Disqualified Institution or Affiliate thereof, as applicable (i) makes (or has the right to make or participate with others in making) investment decisions on behalf of such Person or (B) has access to any information (other than information that is publicly available) relating to the Parent, the Borrower or their respective Subsidiaries or Affiliates or any other Person that forms a part of any of their respective businesses.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17(b).

“Borrower’s Presentation” shall mean the presentation entitled “Summit Midstream Partners Holdings, LLC” distributed to Lenders on March 2, 2017, as modified or supplemented prior to the Closing Date.

“Borrowing” shall mean a group of Loans of a single Type made on a single date to the Borrower and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean $1,000,000.

“Borrowing Multiple” shall mean (a) in the case of a Borrowing comprised entirely of Eurodollar Loans, $5,000,000 and (b) in the case of a Borrowing comprised entirely of ABR Loans, $1,000,000.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

“Business Day” shall mean any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in New York, New York or Houston, Texas, and, where used in the context of Eurodollar Loans, is also a day on which dealings are carried on in the London interbank market.

“Capital Expenditures” shall mean, for any period, the aggregate amount of all expenditures of the Borrower for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Interest Expense” shall mean, with respect to the Borrower for any period, Interest Expense for such period, less, for each of clauses (a), (b), (c) and (e) below, to the extent included in the calculation of such Interest Expense, the sum (without duplication) of (a) pay-in-kind Interest Expense or other noncash Interest Expense (including as a result of the effects of purchase accounting), (b) the amortization of any financing fees or breakage costs paid by, or on behalf of, the Borrower, including such fees paid in connection with the Transactions or any amendments, waivers or other modifications of this Agreement, (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements, (d) cash interest income of the Borrower for such period and (e) all nonrecurring cash Interest Expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees; provided that Cash Interest Expense shall exclude, without duplication of any exclusion set forth in clause (a), (b), (c), (d) or (e) above, annual Agency Fees paid to the Administrative Agent and/or the Collateral Agent and one-time financing fees or breakage costs paid in connection with the Transactions or any amendments, waivers or other modifications of this Agreement.

“Change in Control” shall mean the occurrence of any of the following:

(a) prior to a Qualifying IPO, the ECP Funds and the Parent, in the aggregate, shall cease to own and Control, directly or indirectly, 50% of more of the outstanding Equity Interests of the Borrower; or

(b) following a Qualifying IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), in each case, other than the ECP Funds and the Parent, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of the Borrower representing 35% or more of the ordinary voting power of the total outstanding Voting Stock of the Borrower and such percentage so held is greater than the percentage of the aggregate ordinary voting power of the total outstanding Voting Stock of the Borrower that is beneficially owned, directly or indirectly, by the ECP Funds and the Parent, collectively;

provided that no Change in Control shall be deemed to have occurred in any circumstance above if (x) after giving effect to such transaction that otherwise would give rise to a Change in Control, both (1) each of S&P and Moody’s shall have confirmed ratings no worse than the ratings obtained by the Borrower on the Closing Date, and (2) such ratings are no worse than the ratings obtained by the Borrower immediately prior to giving effect to such Change in Control; and (y) the Person acquiring or maintaining such Equity Interests is (1) the ECP Funds, the Parent and/or one or more of their respective Affiliates or (2) a Person (or one or more Affiliates thereof) that has substantial experience as a direct or indirect owner of midstream or upstream assets or similar properties or a net worth, or assets under management or uncalled capital commitments, in excess of $1,000,000,000.

“Change in Law” shall mean (a) the adoption or implementation of any treaty, law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean March 21, 2017.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in the Collateral Agreement, other than any Excluded Assets and subject to the provisions of Section 9.21 and to exceptions and limitations set forth in the Collateral Agreement.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral Agreement” shall mean the Guarantee and Collateral Agreement, dated as of the Closing Date, among the Borrower, the Parent and the Collateral Agent, substantially in the form of Exhibit E, as amended, amended and restated supplemented or otherwise modified from time to time.

“Commitment” shall mean (a) as to each Lender, its obligation to make a Loan to the Borrower pursuant to Section 2.01 in a principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” and (b) as to all Lenders, the aggregate commitments of all Lenders to make Loans on the Closing Date. As of the Closing Date, the aggregate Commitments are $300,000,000.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 9.17(a).

“Contribution Agreement” shall mean that certain Contribution Agreement, dated as of February 25, 2016, by and between the Borrower and SMLP, as amended, amended and restated, supplemented or otherwise modified from time to time, without giving effect to amendments or modifications that would be materially adverse to the interests of the Lenders.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Debt Prepayment Acceptance Notice” shall have the meaning assigned to such term in Section 2.10(a).

“Debt Prepayment Offer” shall have the meaning assigned to such term in Section 2.10(a).

“Declined Amounts” shall mean any amounts offered to Lenders pursuant to Section 2.10 that are not accepted by the applicable Lenders in accordance with Section 2.10.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Agent/Lender” shall mean any Agent or Lender that has, or has a direct or indirect parent company that has, become the subject of a proceeding under any bankruptcy or insolvency laws, has had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has become the subject of a Bail-in Action; provided that an Agent or Lender shall not become a Defaulting Agent/Lender solely as the result of the acquisition or maintenance of an ownership interest in such Agent or Lender or its direct or indirect parent company or the exercise of control over an Agent or Lender or its direct or indirect parent company by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Agent or Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Agent or Lender. Any determination that a Lender is a Defaulting Agent/Lender hereunder shall be made by the Administrative Agent acting reasonably, and such Lender shall be deemed to be a Defaulting Agent/Lender upon delivery of written notice to the Borrower and each Lender until such time as the Administrative Agent and the Borrower each agrees that a Defaulting Agent/Lender has adequately remedied all matters that caused such Lender to be a Defaulting Agent/Lender.

“Deferred Payment” shall mean the Remaining Contribution (as defined in the Contribution Agreement) to be made by SMLP to the Borrower pursuant to the Contribution Agreement.

“Deferred Payment Acceptance Notice” shall have the meaning assigned to such term in Section 2.10(d).

“Deferred Payment Offer” shall have the meaning assigned to such term in Section 2.10(d).

“Designated Amount” shall mean the first $50,000,000 in cash received by the Borrower in respect of the Deferred Payment.

“Disqualified Institutions” shall mean (a) those Persons (including competitors) that have been specified in writing by the Borrower to the Administrative Agent on or prior to the Closing Date, and any Persons subsequently identified in writing by the Borrower from time to time following the Closing Date, and (b) Affiliates of each of the foregoing that are readily identifiable by name; provided that “Disqualified Institutions” shall not include any Bona Fide Debt Fund Affiliate of any such Person described in the foregoing clause (a). Notwithstanding anything to the contrary herein, the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

“Dollars” or “$” shall mean the lawful currency of the United States of America.

“ECP Funds” shall mean Energy Capital Partners II, LLC and each of its Affiliates, and any funds, partnerships or other investment vehicles managed or controlled by it or its Affiliates.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Engagement Letter” shall mean that certain Engagement Letter dated February 23, 2017, by and among the Borrower, Credit Suisse AG, Cayman Islands Branch and Credit Suisse Securities (USA) LLC, as amended, supplemented or otherwise modified by (a) that certain Engagement Letter Joinder, dated March 9, 2017, by and among the Borrower, Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Barclays Bank PLC and Deutsche Bank Securities Inc., (b) that certain Engagement Letter Joinder, dated March 9, 2017, by and among the Borrower, Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, BBVA Securities Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Goldman Sachs Lending Partners LLC, ING Capital LLC, Morgan Stanley Senior Funding, Inc., RBC Capital Markets, Regions Capital Markets, a division of Regions Bank, TD Securities (USA) LLC and Wells Fargo Securities, LLC, and (c) that certain Engagement Letter Joinder, dated March 9, 2017, by and among the Borrower, Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, Capital One, National Association, Citizens Bank N.A. and Comerica Securities, Inc.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, natural resources such as flora and fauna or as otherwise similarly defined in any Environmental Law.

“Environmental Claim” shall mean any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any actual or alleged violation of Environmental Law or any Release or threatened Release of, or exposure to, Hazardous Material.

“Environmental Law” shall mean, collectively, all federal, state, provincial, local or foreign laws, including common law, ordinances, regulations, rules, codes, orders, judgments or other requirements or rules of law that relate to (a) the prevention, abatement or elimination of pollution, or the protection of the Environment, natural resources or human health, or natural resource damages, and (b) the use, generation, handling, treatment, storage, disposal, Release, transportation or regulation of, or exposure to, Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Endangered Species Act, 16 U.S.C. §§ 1531 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the National Environmental Policy Act, 42 U.S.C. §§ 4321 et seq., and the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., each as amended, and their foreign, state, provincial or local counterparts or equivalents.

“Equity Interests” of any Person shall mean any and all shares, interests, units, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited (including master limited partnership units) or general partnership interest, any limited liability company membership interest and any unlimited liability company membership interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary of the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean: (a) a Reportable Event; (b) the failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Plan (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under

Section 430(j) of the Code or Section 303(j) of ERISA with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA) or any lien shall arise with respect to any Plan on the assets of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate; (d) the incurrence by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA; (e) the receipt by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan, or to appoint a trustee to administer any Plan under Section 4042 of ERISA, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (g) the withdrawal or partial withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan which could reasonably be expected to result in liability to the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate; (h) the receipt by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, a Subsidiary of the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to the Borrower or a Subsidiary of the Borrower; (j) the filing of an application for a minimum funding waiver under Section 302 of ERISA or Section 412 of the Code with respect to any Plan; or (k) the Borrower or any Subsidiary of the Borrower incurs any liability or contingent liability for providing, under any employee benefit plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code or applicable state law.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Borrowing” shall mean a Borrowing consisting of Eurodollar Loans.

“Eurodollar Loan” shall mean any Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate in accordance with the provisions of Article II.

“Eurodollar Rate” shall mean for any Interest Period with respect to any Eurodollar Loan, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on Reuters or such other commercially available source as may be designated by the Administrative Agent from time to time (or any successor thereto) that displays the London interbank offered rate administered by ICE Benchmark Administration Limited (or its successor) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (the “Screen Rate”), determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period (or, in the case of clause (c) of the definition of Alternate Base Rate, approximately 11:00 a.m. (London time) on the date referenced in such clause (c)); provided that in no event shall the “Eurodollar Rate” be less than zero; provided, further, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars then the Eurodollar Rate shall be the Interpolated Rate.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, for any fiscal quarter of the Borrower, an amount equal to (a) all cash amounts received by the Borrower as dividends from its Subsidiaries during such fiscal quarter (for the avoidance of doubt, excluding any amounts in respect of the Deferred Payment), minus (b) the sum of (i) the amount of any Taxes payable in cash by the Borrower with respect to such fiscal quarter or for which a distribution is permitted under Section 6.06(d), (ii) Cash Interest Expense for such fiscal quarter, (iii) regularly scheduled payments of principal in respect of the Loans for such fiscal quarter, (iv) Investments in the General Partner permitted under Section 6.04, (v) amounts used by the Borrower to prepay or cash collateralize obligations under the Revolving Credit Facility during such fiscal quarter, (vi) permanent repayments of Indebtedness (other than the Loans) made in cash by the Borrower during such fiscal quarter, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness, (vii) any amounts paid in cash by the Borrower in respect of Swap Agreements for such fiscal quarter, (viii) G&A Expenses paid by the Borrower in cash in respect of such fiscal quarter, (ix) the amount of any indemnification amounts paid or payable by the Borrower pursuant to the Contribution Agreement in respect of such fiscal quarter and (x) an amount designated by the Borrower in its calculation of Excess Cash Flow, which amount shall not at any time, when taken together with all other amounts previously designated as such that remain unused, exceed $2,000,000 and shall be reserved for liquidity needs of the Borrower during the subsequent fiscal quarter.

“Excess Cash Flow Prepayment” shall have the meaning assigned to such term in Section 2.10(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall mean (a) (i) Excluded Deferred Payment Rights (as defined in the Collateral Agreement) and (ii) Equity Interests in SMLP that are acquired by the Borrower after the Closing Date under any circumstances other than (A) Equity Interests as part of the Deferred Payment that, together with cash as part of the Deferred Payment, do not exceed the Designated Amount or (B) such Equity Interests in SMLP to the extent they are identifiable proceeds (as defined in Article 9 of the applicable UCC) of other Equity Interests in SMLP that constitute Collateral, (b) the Contribution Agreement and all rights thereunder (other than rights to the Deferred Payment (whether in cash or in the form of Equity Interests in SMLP) not exceeding the Designated Amount), (c) any “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, unless and until an “Amendment to Allege Use” or a “Statement of Use” under Section 1(c) or Section 1(d) of the Lanham Act has been filed, solely to the extent that such a grant of a security interest therein prior to such filing would impair the validity or enforceability of any registration that issues from such “intent to use” application, and (d) any asset, permit, lease, license, contract, agreement or other document or any of rights or interests thereunder if and only to the extent that the grant of a security interest (i) is prohibited by or a violation of any applicable law, rule or regulation, unless such applicable law would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC, (ii) would constitute a breach of a valid and enforceable restriction on the granting of a security interest therein or assignment thereof in favor of a third party (but only to the extent and until any required consents shall have been obtained) or (iii) would violate or invalidate such asset, permit, lease, license, contract, agreement or other document, cause the acceleration or termination thereof or create a right of termination in favor of any other party thereto (other than the Borrower or any Subsidiary) (other than to the extent that any such law, rule, regulation, term or provision would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law (including any debtor relief law or principle of equity).

“Excluded Swap Obligation” shall mean, with respect to the Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of the Guarantor of, or the grant by the Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of the Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes, in either case imposed on (or measured by) net income, net profits or capital by the United States of America (or any State or other subdivision thereof) or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or any jurisdiction in which such recipient has a present or former connection (other than any such connection arising solely from the Loan Documents and the transactions herein) or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits tax or any similar tax that is imposed by any jurisdiction in which the Borrower is located, (c) other than in the case of an assignee pursuant to a request by the Borrower under Section 2.18(b), (i) any federal withholding tax imposed by the United States or (ii) a withholding tax imposed by the jurisdiction under the laws of which such Lender is organized or in which its principal office or applicable lending office (or other place of business) is located, in the case of each of clause (i) and (ii), pursuant to applicable requirements of law in effect at the time such Agent, Lender or other recipient becomes a party to any Loan Document (or designates a new lending office), except to the extent that such Lender or other recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.16(a) or Section 2.16(c), (d) any withholding taxes attributable to such Lender’s or such other recipient’s failure (other than as a result of a Change in Law) to comply with Section 2.16(e), and (e) any U.S. federal withholding taxes imposed under FATCA.

“Extended Maturity Date” shall have the meaning assigned to such term in Section 2.20(a).

“Extension” shall have the meaning assigned to such term in Section 2.20(a).

“Extension Amendment” shall have the meaning assigned to such term in Section 2.20(d).

“Extension Offer” shall have the meaning assigned to such term in Section 2.20(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upward to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three depository institutioins of recognized standing selected by it.

“Fees” shall mean the Agency Fee and any other fees payable under the Engagement Letter.

“FERC” shall mean the Federal Energy Regulatory Commission, and any successor agency thereto.

“Final Maturity Date” shall mean at any date of determination, the latest maturity or expiration date applicable to any Loan hereunder at such time, including the latest maturity or expiration date of any Extended Loan, in each case as extended in accordance with this Agreement from time to time.

“Financial Officer” of any Person shall mean the sole member or sole manager of such Person, the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.

“G&A Expenses” shall mean all general administrative and operating costs and expenses of the Borrower determined in accordance with GAAP, excluding expenses associated with any environmental indemnification obligations.

“GAAP” shall have the meaning assigned to such term in Section 1.02.

“General Partner” shall mean Summit Midstream GP, LLC, a Delaware limited liability company.

“Governmental Authority” shall mean any federal, state, provincial, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body, or central bank (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Governing Agreement” shall mean the Limited Liability Company Agreement of the Borrower, dated as of February 6, 2013, as amended, restated, supplemented or otherwise modified as permitted hereunder.

“Guarantee” of or by any Person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness is assumed by the guarantor; provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement or any indemnity obligations pursuant to the Contribution Agreement.

“Guarantor” shall mean the Parent, as guarantor of the Secured Obligations of the Borrower pursuant to the Collateral Agreement.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum distillates or breakdown constituents, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature, in each case subject to regulation pursuant to, or which can give rise to liability under, any Environmental Law.

“IDR” shall mean incentive distribution rights with respect to SMLP.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than (i) obligations in respect of the Deferred Payment and (ii) trade liabilities and intercompany liabilities incurred in the ordinary course of business), (e) all Capital Lease Obligations and Purchase Money Obligations of such Person, (f) the principal component of all obligations, contingent or otherwise, of such Person (i) as an account party in respect of letters of credit (other than any letters of credit, bank guarantees or similar instrument in respect of which a back-to-back letter of credit has been issued under or permitted by this Agreement) and (ii) in respect of banker’s acceptances, and (g) all Guarantees by such Person of Indebtedness of others of the types described in clauses (a) through (f) above. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof. For the avoidance of doubt, in no event shall “Indebtedness” include any obligations under Swap Agreements or any indemnification obligations of the Borrower under the Contribution Agreement.

“Indemnified Taxes” shall mean all Taxes which arise from the transactions contemplated in, or otherwise with respect to, this Agreement, other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 3.13(a).

“Interest Coverage Ratio” shall mean, for any Test Period, the ratio of (a) (i) Operating Cash Flow during such Test Period minus (ii) G&A Expenses paid by the Borrower in cash in respect of such Test Period to (b) Cash Interest Expense for such Test Period; provided that, to the extent any Asset Disposition or any Asset Acquisition (or any similar transaction or transactions for which a waiver or a consent of the Required Lenders pursuant to Section 6.04 or Section 6.05 has been obtained) or incurrence or repayment of Indebtedness (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, the Interest Coverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis as if such Asset Acquisition, Asset Disposition or incurrence or repayment of Indebtedness, as applicable, had occurred on the first day of such Test Period.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05, in substantially the form of Exhibit D.

“Interest Expense” shall mean, with respect to the Borrower for any period, the sum of (a) gross interest expense of the Borrower for such period, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (iv) redeemable preferred stock dividend expenses, and (b) capitalized interest of the Borrower. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower with respect to Swap Agreements.

“Interest Payment Date” shall mean (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last Business Day of each calendar quarter.

“Interest Period” shall mean, as to any Borrowing consisting of a Eurodollar Loan, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, or the date any Eurodollar Borrowing is converted to an ABR Borrowing in accordance with Section 2.05 or repaid or prepaid in accordance with Section 2.08, Section 2.09 or Section 2.10; provided that, (a) if any Interest Period for a Eurodollar Loan would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period shall extend beyond the applicable Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interpolated Rate” shall mean, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time, provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“Joint Lead Arrangers” shall mean Credit Suisse Securities (USA) LLC, Barclays Bank PLC and Deutsche Bank Securities Inc.

“Lender” shall mean each financial institution listed on Schedule 2.01 (and any foreign branch of such Lender), as well as any Person (other than a natural person) that becomes a “Lender” hereunder pursuant to Section 9.04 (and any foreign branch of such Person).

“Leverage Ratio” shall mean, at any date, the ratio of (a) Total Debt on such date to (b) Operating Cash Flow during the Test Period most recently ended as of such date; provided that, to the extent any Asset Disposition or any Asset Acquisition (or any similar transaction or transactions that require a waiver or a consent of the Required Lenders pursuant to Section 6.04 or Section 6.05) or incurrence or repayment of Indebtedness (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, the Leverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis as if such Asset Acquisition, Asset Disposition or incurrence or repayment of Indebtedness, as applicable, had occurred on the first day of such Test Period.

“Lien” shall mean, with respect to any Property, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) any arrangement to provide priority or preference, (c) any financing statement filed in any jurisdiction in the nature of or evidencing a security interest or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right or way or other encumbrance on any real property, in each of the foregoing cases described in clauses (a), (b) and (c) whether voluntary or involuntary or imposed by law, and any agreement to give any of the foregoing, (d) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property and (e) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary of the Borrower), any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Collateral Agreement, the RCF Intercreditor Agreement (if any) and any promissory note issued under Section 2.07(e), each as amended, amended and restated, supplemented or otherwise modified from time to time.

“Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a).

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean the existence of events, circumstances, conditions and/or contingencies that have had (a) a materially adverse effect on the business, operations, properties, assets or financial condition of the Parent, the Borrower and its Subsidiaries, taken as a whole, or (b) a material impairment of the validity or enforceability of the material rights, remedies or benefits available to the Lenders and the Agents under the Loan Documents.

“Material Indebtedness” shall mean Indebtedness (other than the Obligations) of the Borrower or the Parent in an aggregate principal amount exceeding $25,000,000.

“Maturity Date” shall mean May 15, 2022 (or if such date is not a Business Day, the immediately preceding Business Day).

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Midstream Activities” shall mean with respect to any Person, collectively, the treatment, processing, gathering, dehydration, compression, blending, transportation, terminalling, storage, transmission, marketing, buying or selling or other disposition, whether for such Person’s own account or for the account of others, of oil, natural gas, natural gas liquids or other liquid or gaseous hydrocarbons, including that used for fuel or consumed in the foregoing activities, and water gathering and related activities in connection therewith; provided that “Midstream Activities” shall in no event include the drilling, completion or servicing of oil or gas wells, including, without limitation, the ownership of drilling rigs.

“Minimum Extension Condition” shall have the meaning assigned to such term in Section 2.20(c).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 3(37) of ERISA to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has or may have any liability or contingent liability.

“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean:

(a) the cash proceeds actually received by the Borrower (including any cash payments received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received by the Borrower) from any Asset Disposition pursuant to Section 6.05(g) net of (i) attorneys’ fees, accountants’ fees, investment banking fees, sales commissions, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset, and any cash reserve for adjustment in respect of the sale price of such asset established in accordance with GAAP, provided that, upon termination of any such reserve, Net Proceeds are increased by the amount of funds from such reserve that are released to the Borrower, other customary expenses and reasonable brokerage, consultant and other customary fees actually incurred in connection therewith, and (ii) Taxes paid or payable as a result thereof, including pursuant to Section 6.06; and

(b) the cash proceeds from the incurrence, issuance or sale by the Borrower of any Indebtedness (other than Permitted Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to any Affiliate of the Borrower shall be disregarded, except for financial advisory fees customary in type and amount paid to Parent Affiliates.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.18(c).

“Non-Extending Lender” shall have the meaning assigned to such term in Section 2.20(a).

“Non-Recourse Persons” shall have the meaning assigned to such term in Section 9.25.

“Non-SMLP Subsidiaries” shall mean all of the Subsidiaries of the Borrower other than the SMLP Entities.

“Non-U.S. Lender” shall have the meaning assigned to such term in Section 2.16(e).

“Obligations” shall mean all amounts owing to any of the Agents, any Lender or any other Secured Party pursuant to the terms of this Agreement or any other Loan Document or pursuant to the terms of any Guarantee of this Agreement or any other Loan Document, together with the due and punctual performance of all other obligations of the Borrower under or pursuant to the terms of this Agreement and the other Loan Documents, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under any bankruptcy or insolvency laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Operating Cash Flow” shall mean, for any period, all cash amounts received by the Borrower as distributions from its Subsidiaries during such period; provided that, for purposes of determining the Leverage Ratio for any period that includes the fiscal quarter ending December 31, 2016, Operating Cash Flow for such fiscal quarter shall be deemed to be $17,104,191.94.

“Other Swap Agreement” shall mean any Swap Agreement that is not a Secured Swap Agreement.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property, intangible or mortgage recording taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents.

“Parent” shall mean Summit Midstream Partners, LLC, a Delaware limited liability company.

“Parent Affiliate” shall mean each Affiliate of the Parent that is neither a portfolio company nor a company controlled by a portfolio company.

“Parent’s Operating Agreement” shall mean that certain Fourth Amended and Restated Limited Liability Company Operating Agreement, effective as of June 17, 2014, by and among Energy Capital Partners II, LP, Energy Capital Partners II-A, LP, Energy Capital Partners II-B IP, LP, Energy Capital Partners II-C (Summit IP), LP, Summit Midstream Management, LLC and the Parent, as amended, amended and restated, supplemented or otherwise modified from time to time, without giving effect to amendments or modifications that would be materially adverse to the interests of the Lenders.

“Participant” shall have the meaning assigned to such term in Section 9.04(c).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(d).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Percentage” shall mean, with respect to any Lender, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of Loans and the denominator of which is the aggregate outstanding principal amount of the Loans of all Lenders.

“Permitted Indebtedness” shall mean all Indebtedness permitted to be incurred under Section 6.01.

“Permitted Investments” shall mean:

(a) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case with maturities not exceeding two years;

(b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof, or any foreign country recognized by the United States of America, having capital, surplus and undivided profits in excess of $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher) by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;

(e) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody’s;

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500,000,000; and

(h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of the Total Assets of the Borrower measured as of the most recent fiscal quarter for which financial statements are then available.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest, breakage costs and premium thereon), (b) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have additional obligors, Guarantees or security than the Indebtedness being Refinanced, and (e) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral on terms no less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, individual or family trusts, or government or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA and to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has or may have any liability or contingent liability.

“Platform” shall have the meaning assigned to such term in Section 9.17(b).

“Pledged Collateral” shall mean Collateral consisting of Equity Interests pledged pursuant to the Collateral Agreement.

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant or term, the calculation thereof after giving effect on a pro forma basis to the change in such calculation required by the applicable provision hereof, and otherwise on a basis in accordance with GAAP as used in the preparation of the latest financial statements provided pursuant to Section 5.04 and otherwise reasonably satisfactory to the Administrative Agent.

“Projections” shall mean the projections of the Borrower and its Non-SMLP Subsidiaries included in the Borrower’s Presentation and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower or any of its Non-SMLP Subsidiaries prior to the Closing Date.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any Property (including Equity Interests of any Person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided that (a) such Indebtedness is incurred prior to, contemporaneously with or within 270 days after such acquisition, installation, construction or improvement and (b) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be, including related transaction costs, fees and expenses.

“Qualifying IPO” shall mean an underwritten public offering by the Borrower or the General Partner or any of their respective direct or indirect shareholders (or a corporate successor of any of the foregoing) of its Equity Interests (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act.

“RCF Intercreditor Agreement” shall mean an intercreditor agreement by and among a designated representative of the lenders under the Revolving Credit Facility, the Administrative Agent, the Collateral Agent and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” and “Refinancing” shall have a meaning correlative thereto.

“Register” shall have the meaning assigned to such term in Section 9.04(b).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any placing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or depositing in, into or onto the Environment.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period has been waived, with respect to a Plan.

“Required Lenders” shall mean, at any time, Lenders having Loans outstanding that represent more than 50% of the sum of all Loans outstanding at such time; provided that the Loans of, held by or deemed to be held by any Defaulting Agent/Lender shall be excluded for purposes of making a determination of the Required Lenders.

“Responsible Officer” of any Person shall mean any executive officer, Financial Officer, director, general partner, managing member or sole member of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Revolving Credit Facility” shall mean any senior secured revolving credit facility (including any amendment, amendment and restatement, replacement, supplement or modification thereto) in an aggregate principal amount not to exceed $25,000,000.

“S&P” shall mean Standard & Poor’s Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Obligations” means the Obligations and the Secured Swap Obligations.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each Secured Swap Agreement Counterparty and (e) the successors and permitted assigns of each of the foregoing.

“Secured Swap Agreement” shall mean any Swap Agreement permitted by Section 6.12 that is entered into by and between the Borrower and a Secured Swap Agreement Counterparty.

“Secured Swap Agreement Counterparty” shall mean each Person that is (a) a Lender, an Agent, a Joint Lead Arranger or an Affiliate of a Lender, Agent or Joint Lead Arranger (i) at the time such Person enters into a Secured Swap Agreement or (ii) on the Closing Date and is a party to a Secured Swap Agreement on such date, (b) a “lender” or “agent” under the Revolving Credit Facility or an Affiliate of such Person (i) at the time such Person enters into a Secured Swap Agreement or (ii) on the closing date of the Revolving Credit Facility and is a party to a Secured Swap Agreement on such date or (c) an Approved Counterparty that has executed and delivered an intercreditor agreement in form and substance reasonably satisfactory to the Collateral Agent.

“Secured Swap Obligations” shall mean all amounts owing to any Secured Swap Agreement Counterparty pursuant to the terms of any Secured Swap Agreement, but excluding all Excluded Swap Obligations.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“SMLP” shall mean Summit Midstream Partners, LP, a Delaware limited partnership.

“SMLP Entities” shall mean SMLP and the SMLP Subsidiaries.

“SMLP Subsidiaries” shall mean, collectively, any current or future direct or indirect subsidiary of SMLP.

“Specified Equity Contribution” shall mean, with respect to any fiscal quarter, an amount equal to the amount of cash that is (a) received by the Parent from a source other than the Borrower or any Subsidiary thereof and (b) contributed by the Parent to the Borrower in exchange for the issuance by the Borrower of additional Equity Interests in the Borrower (or otherwise as an equity contribution), in each case during the period between (and inclusive of) the first day of such fiscal quarter and the day that is 15 Business Days after the day on which financial statements with respect to such fiscal quarter are required to be delivered pursuant to Section 5.04(a) or Section 5.04(b) (the “Anticipated Cure Deadline”) (provided that, with respect to the fiscal quarter in which the Closing Date occurs, such amount shall include only any equity contribution that has been received after the Closing Date); provided that (i) the Borrower delivers written notice to the Administrative Agent no later than the Anticipated Cure Deadline that it has elected to treat such equity contribution as a Specified Equity Contribution and setting forth the amount of such equity contribution; (ii) there are at least two fiscal quarters in each four consecutive fiscal quarter period in which no Specified Equity Contribution has been made; (iii) the amount of the equity contribution deemed to be a Specified Equity Contribution shall not be greater than the amount required to cause the Borrower to be in compliance with the Interest Coverage Ratio; (iv) there shall be no more than five Specified Equity Contributions in the aggregate during the term of this Agreement; and (v) any additional Equity Interests in the Borrower issued to Parent in connection with a Specified Equity Contribution shall upon such issuance be pledged to the Collateral Agent in accordance with the Collateral Agreement.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent or any Lender under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association, joint venture, limited liability company or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Supplemental Collateral Agent” shall have the meaning assigned to such term in Section 8.13(a).

“Swap Agreement” shall mean (a) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions and (b) any and all transactions of any kind, and the related confirmations that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement to the extent relating to any of the transactions described in the preceding clause (a), in each case, together with any related schedules or confirmations and as amended, supplements, restated or otherwise modified from time to time; provided that in no event shall any agreement for the sale of retainage gas in the ordinary course of business be deemed to be a “Swap Agreement.”

“Swap Obligation” shall mean, with respect to the Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority and any and all additions to tax, interest and penalties related thereto.

“Test Period” shall mean, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date.

“Total Assets” shall mean, as of the last day of any fiscal quarter (without duplication), (a) the total assets of the Borrower determined in accordance with GAAP, as set forth on the balance sheet of the Borrower as of such date, plus (b) the aggregate value of SMLP limited partner units owned by the Borrower (based on the value of such limited partner units determined on the volume-weighted average market closing value over the last 10 trading days immediately prior to the end of such fiscal quarter), plus (c) the aggregate value of IDRs and general partner Equity Interests in SMLP based on 12 months cash flow (as reflected in the most recently delivered financial statements) and a 22.5x multiple as of such date. As of December 31, 2016, Total Assets equaled $1,438,525,058.25.

“Total Debt” at any date shall mean (without duplication) all Indebtedness of the Borrower of the types described in clauses (a) through (e) of the definition of “Indebtedness” and, solely with respect to letters of credit and bankers’ acceptances that have been drawn but not yet reimbursed, clause (f) of the definition of “Indebtedness” to the extent reflected as a liability on the balance sheet of the Borrower in accordance with GAAP.

“Transactions” shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Loan Documents, including (a) the execution and delivery of the Loan Documents; (b) any borrowings on the Closing Date; (c) the distribution on the Closing Date of funds to be used to redeem the Class C Preferred Units (as defined in the Parent’s Operating Agreement) and (d) the payment of all fees and expenses owing in connection with the foregoing.

“Type,” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted Eurodollar Rate and the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“U.S.A. PATRIOT Act” shall have the meaning assigned to such term in Section 3.08(c).

“Voting Stock” of any Person shall mean Equity Interests of any class or classes have ordinary voting power for the election of directors or the equivalent governing body of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Loan Document or any other agreement or contract shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (ii) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that, to the extent GAAP shall change after the Closing Date, the parties hereto agree to negotiate in good faith to modify the covenants herein so that they may be construed and interpreted in accordance with GAAP as then in effect, provided that, until such modification has been agreed, the covenants herein shall be interpreted, and all computations of amounts and ratios referred to herein shall be made, on the basis of GAAP as in effect and applied immediately before such change shall have become effective.

Section 1.03 Effectuation of Transfers. Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

ARTICLE II

THE CREDITS

Section 2.01 Commitments.

(a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make a Loan to the Borrower in Dollars on the Closing Date, in an amount equal to such Lender’s Commitment, in each case, by making immediately available funds available in accordance with Section 2.04. The Loans shall be available as ABR Loans or Eurodollar Loans.

(b) Immediately prior to giving effect to the transactions contemplated hereby, each of the Lenders has such Commitments in such aggregate principal amounts as set forth under the caption “Commitment” on Schedule 2.01.

Section 2.02 Loans and Borrowings.

(a) Each Loan to the Borrower shall be made as part of a Borrowing consisting of Loans of the same Type, made by Lenders ratably in accordance with their Percentages. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. The Loans shall amortize as set forth in Section 2.07(a).

(b) Each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Borrowing by the Borrower is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five Interest Periods in respect of Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Borrowing consisting of Eurodollar Loans, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Borrowing consisting of ABR Loans, not later than 10:00 am, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or email of a properly executed PDF to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be the Closing Date;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Borrowing consisting of a Eurodollar Loan, the initial Interest Period to be applicable thereto; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it to the Borrower hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to such account of the Borrower as is designated by the Borrower in the Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.04 (a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.05 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.05. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section 2.05, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or email of a properly executed PDF to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election.

If any such Interest Election Request made by the Borrower requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to one of its Eurodollar Loans prior to the end of the Interest Period applicable thereto, then, unless such Loan is repaid as provided herein, at the end of such Interest Period, such Eurodollar Loan shall be continued as a Eurodollar Loan with the same Interest Period as previously was applicable thereto; provided that, if such continuation would result in a violation of Section 2.02(d), then such Eurodollar Loan shall instead be converted to an ABR Loan at the end of the immediately preceding Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders (unless such Event of Default is an Event of Default under Section 7.01(h) or Section 7.01(i), in which case no such request shall be required), so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.06 Termination of Commitments. Unless terminated prior thereto, the Commitments shall terminate at the earlier to occur of 5:00 p.m., New York City time, on the Closing Date and the making of the Loans pursuant to Section 2.01(a).

Section 2.07 Promise to Repay Loan; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the ratable account of each Lender, amortization payments equal to 1.0% per annum of the original principal amount of the Loans, with payments made on the last Business Day of each calendar quarter in equal installments. The first such payment shall be made on September 30, 2017. To the extent not previously repaid, all unpaid Loans shall be paid in full by the Borrower on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder, and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to Section 2.07(b) or Section 2.07(c) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note substantially in the form of Exhibit F. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including, to the extent requested by any assignee, after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.08 Repayment of Loans.

(a) All Loans shall be due and payable as set forth in Section 2.07(a).

(b) Subject to Section 2.08(a), prior to any repayment of any Borrowing, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by facsimile) of such selection not later than 12:00 noon, New York City time, (i) in the case of an ABR Borrowing, on the scheduled date of such repayment and (ii) in the case of a Eurodollar Borrowing, three Business Days before the scheduled date of such repayment.

Each repayment of a Borrowing shall be applied to the Loans included in the repaid Borrowing such that each Lender receives its ratable share of such repayment (based upon the respective Percentages at the time of such repayment).

Section 2.09 Voluntary Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (other than as provided in Section 2.09(b)), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in the form of Exhibit B hereto provided in accordance with Section 2.08(b).

(b) All prepayments under this Section 2.09 shall be subject to Section 2.15 and shall be accompanied by (i) accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment and (ii) with respect to any such prepayments made prior to second-year anniversary of the Closing Date, the Applicable Premium as of the applicable prepayment date.

(c) Any optional prepayments of the Loans pursuant to this Section 2.09 shall be applied ratably among the Lenders. For the avoidance of doubt, the phrase “ratably among the Lenders” shall mean ratably based upon the respective Percentage of each Lender at the time of such prepayment.

Section 2.10 Offers to Repay.

(a) In the event that the Borrower shall receive Net Proceeds from the issuance or incurrence of Indebtedness (other than any cash proceeds from the issuance of Permitted Indebtedness), then within five Business Days of such incurrence, the Borrower shall make an offer to the Lenders to prepay the Loans in an amount equal to 100% of the Net Proceeds from such incurrence. Each Lender may accept all or any portion of its pro rata portion of any such debt prepayment offer required to be made (each such offer, a “Debt Prepayment Offer”), by providing written notice (a “Debt Prepayment Acceptance Notice”) to the Administrative Agent (with a copy to the Borrower) no later than 5:00 p.m. five Business Days after the date of such Lender’s receipt of the Debt Prepayment Offer, which Debt Prepayment Acceptance Notice shall specify the principal amount of the mandatory prepayment of Loans being accepted by such Lender; provided that, if such Lender fails to specify the principal amount of the Loans to be accepted pursuant to any such Debt Prepayment Acceptance Notice delivered to the Administrative Agent, such Lender shall be deemed to have requested a prepayment in an amount equal to its pro rata portion of such Debt Prepayment Offer. If a Lender fails to deliver a Debt Prepayment Acceptance Notice to the Administrative Agent within the time frame specified above, such failure will be deemed a rejection of the total amount of such mandatory prepayment of Loans. The Borrower shall make any prepayments no later than five Business Days after expiration of the time period for acceptance by Lenders of Debt Prepayment Offers. Any Declined Amounts remaining shall be retained by the Borrower and may be used for general corporate purposes or for any other purpose not expressly prohibited by this Agreement.

(b) Commencing with the fiscal quarter ending September 30, 2017, no later than five Business Days after the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a) or Section 5.04(b) with respect to each fiscal quarter, the Borrower shall prepay the Loans in an aggregate principal amount (if positive) equal to (i) 100% of Excess Cash Flow for the fiscal quarter then ended minus (ii) the aggregate amount of any optional repayments and prepayments of Loans made during such fiscal quarter (other than optional prepayments made with Declined Amounts); provided that the Excess Cash Flow percentage for any fiscal quarter with respect to which Excess Cash Flow is measured shall be reduced to 75% if the Leverage Ratio as of the last day of such fiscal quarter is less than or equal to 2.00:1.00 (such prepayment being an “Excess Cash Flow Prepayment”).

(c) No later than five Business Days following the receipt by the Borrower of (i) any Net Proceeds of any Asset Disposition pursuant to Section 6.05(g), the Borrower shall make an offer to the Lenders to prepay the Loans in an amount equal to 100% of the Net Proceeds from such Asset Disposition. Each Lender may accept all or any portion of its pro rata portion of any such debt prepayment offer required to be made (each such offer, an “Asset Sale Prepayment Offer”) by providing written notice (an “Asset Sale Prepayment Acceptance Notice”) to the Administrative Agent (with a copy to the Borrower) no later than 5:00 p.m. five Business Days after the date of such Lender’s receipt of the Asset Sale Prepayment Offer, which Asset Sale Prepayment Acceptance Notice shall specify the principal amount of the mandatory prepayment of Loans being accepted by such Lender; provided that, if such Lender fails to specify the principal amount of the Loans to be accepted pursuant to any such Asset Sale Prepayment Acceptance Notice delivered to the Administrative Agent, such Lender shall be deemed to have requested a prepayment in an amount equal to its pro rata portion of such Asset Sale Prepayment Offer. If a Lender fails to deliver an Asset Sale Prepayment Acceptance Notice to the Administrative Agent within the time frame specified above, such failure will be deemed a rejection of the total amount of such mandatory prepayment of Loans. The Borrower shall make any prepayments no later than five Business Days after expiration of the time period for acceptance by Lenders of Asset Sale Prepayment Offers. Any Declined Amounts remaining shall be retained by the Borrower and may be used for general corporate purposes or for any other purpose not expressly prohibited by this Agreement. Notwithstanding the foregoing, no such prepayment shall be required under this Section 2.10(c) with respect to the proceeds of the disposition after the Closing Date of the first 3,500,000 of limited partner Equity Interests in SMLP by the Borrower so long as the Borrower is in compliance with the Asset Coverage Test on a Pro Forma Basis at the time of such disposition.

(d) Within five Business Days of receiving any cash payment with respect to the Deferred Payment, the Borrower shall make an offer (each such offer, a “Deferred Payment Offer”) to the Lenders to prepay the Loans in an amount equal to such cash payment; provided that, notwithstanding anything else to the contrary set forth herein, the maximum aggregate amount of all prepayment Deferred Payment Offers required to be made pursuant to this Section 2.10(d) shall not exceed the Designated Amount. Each Lender may accept all or any portion of its pro rata portion of any such Deferred Payment Offer required to be made by providing written notice (a “Deferred Payment Acceptance Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. five Business Days after the date of such Lender’s receipt of the Deferred Payment Offer, which Deferred Payment Acceptance Notice shall specify the principal amount of the mandatory prepayment of Loans being accepted by such Lender; provided that, if such Lender fails to specify the principal amount of the Loans to be accepted pursuant to any such Deferred

Payment Acceptance Notice delivered to the Administrative Agent, such Lender shall be deemed to have requested a prepayment in an amount equal to its pro rata portion of such Deferred Payment Offer. If a Lender fails to deliver a Deferred Payment Acceptance Notice to the Administrative Agent within the time frame specified above, such failure will be deemed a rejection of the total amount of such mandatory prepayment of Loans. The Borrower shall make any prepayments no later than four Business Days after expiration of the time period for acceptance by Lenders of Deferred Payment Offers. Any Declined Amounts remaining shall be retained by the Borrower and may be used for general corporate purposes or for any other purpose not expressly prohibited by this Agreement.

(e) The Borrower shall notify the Administrative Agent in writing of any requirement to make a mandatory offer to prepay Loans required to be made by the Borrower pursuant to of this Section 2.10 at least three Business Days prior to the date of such offer. Each such notice shall specify the date of such offer and provide a reasonably detailed calculation of the maximum amount of such offer. The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s offer and of such Lender’s Percentage of such offer.

Section 2.11 Fees.

(a) The Borrower agrees to pay to the Administrative Agent, (i) for the account of the Administrative Agent, fees payable in the amounts and at the times separately agreed upon in writing between the Borrower and the Administrative Agent, including the fees set forth in the Engagement Letter (the “Agency Fee”) and (ii) for the account of each applicable Lender, fees payable to such Lender in the amounts set forth in the Engagement Letter.

(b) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.12 Interest.

(a) The Borrower shall pay interest on the unpaid principal amount of each ABR Loan at the Alternate Base Rate plus the Applicable Margin.

(b) The Borrower shall pay interest on the unpaid principal amount of each Eurodollar Loan at the Adjusted Eurodollar Rate for the Interest Period in effect for such Eurodollar Loan plus the Applicable Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the Borrower shall pay interest on such overdue amount, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.12 or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans in Section 2.12(a); provided that this Section 2.12(c) shall not apply to any Default or Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(d) Accrued interest on each Loan shall be payable by the Borrower in arrears on each Interest Payment Date for such Loan, and upon the Maturity Date; provided that (i) interest accrued pursuant to Section 2.12(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All computations of interest shall be made by the Administrative Agent taking into account the actual number of days occurring in the period for which such interest is payable pursuant to this Section 2.12, and (i) if based on the Alternate Base Rate, a year of 365 days or 366 days, as the case may be; or (ii) otherwise, on the basis of a year of 360 days.

Section 2.13 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable to such Borrowing, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing or shall be made as a Borrowing bearing interest at such rate as the Required Lenders shall agree adequately reflects the costs to the Lenders of making the Loans comprising such Borrowing.

Section 2.14 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, compulsory loan, special deposit, liquidity, FDIC insurance or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurodollar Rate); or

(ii) impose on any Lender or the London interbank market any tax, costs, expenses or other condition affecting this Agreement or Loans made by such Lender (including a condition similar to the events described in clause (i) above in the form of a tax, cost or expense) (except in each case (A) for Indemnified Taxes indemnified pursuant to Section 2.16 and Excluded Taxes and (B) for changes in the rate of tax on the overall rate of net income of such Lender);

and the result of any of the foregoing shall be to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) to the Borrower or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) (except in each case (A) for Indemnified Taxes indemnified pursuant to Section 2.16 and Excluded Taxes and (B) for changes in the rate of tax on the overall rate of net income of such Lender), then the Borrower will pay to such Lender (for the account of such Lender), such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered in connection therewith.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or any of the Loans made by such Lender or as a consequence of the Commitments to make any of the foregoing, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered in connection therewith.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(c) As promptly as possible after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.14, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurodollar Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.16 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made free and clear of and without deduction for any Taxes, except to the extent such withholding or deduction is required by applicable law. If the Borrower, the Administrative Agent or any other Person acting on behalf of the Administrative Agent in regards to payments hereunder shall be required to deduct Indemnified Taxes or Other Taxes from such payments by applicable law, then (i) the sum payable by the Borrower shall be increased as necessary so that after making all required deductions for Indemnified Taxes and Other Taxes (including deductions applicable to additional sums payable under this Section 2.16) the Administrative Agent or Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes and Other Taxes been made, (ii) the Borrower, the Administrative Agent or such other Person acting on behalf of the Administrative Agent shall make such deductions and (iii) the Borrower, the Administrative Agent or such other Person acting on behalf of the Administrative Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower or Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(b) In addition, the Borrower shall pay any Other Taxes payable on account of any obligation of the Borrower and upon the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent and each Lender within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (other than Indemnified Taxes or Other Taxes resulting from gross negligence or willful misconduct of the Administrative Agent or such Lender as determined in the final, nonappealable judgment of a court of competent jurisdiction) without duplication of any amounts indemnified under Section 2.16(a)) imposed or assessed on (and whether or not paid directly by) the Administrative Agent or such Lender, as applicable, with respect to any payment by or on account of any obligation of the Borrower under, or otherwise with respect to, any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that a certificate as to the amount of such payment, liability, imposition or assessment and setting forth in reasonable detail the basis and calculation for such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error of the Lender or the Administrative Agent, as applicable.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent two copies of U.S. Internal Revenue Service Form W-8BEN (claiming the benefits of an applicable income tax treaty), W-8EXP, W-8IMY (together with any required attachments) or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender (with any other required forms attached) claiming complete exemption from or a reduced rate of U.S. federal withholding tax on all payments by or on behalf of the Borrower under this Agreement and the other Loan Documents. Each Lender that is not a Non-U.S. Lender shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent two copies of U.S. Internal Revenue Service Form W-9, properly completed and duly executed by such Lender, claiming complete exemption (or otherwise establishing an exemption) from U.S. backup withholding on all payments under this Agreement and the other Loan Documents. Such forms shall be delivered by each Lender, to the extent it may lawfully do so, on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Lender, to the extent it may lawfully do so, shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower or the Administrative Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Without limiting the foregoing, any Lender that is entitled to an exemption from or reduction of withholding Tax otherwise indemnified against by the Borrower pursuant to this Section 2.16 with respect to payments under any Loan Document shall deliver to the Borrower or the relevant Governmental Authority (with a copy to the Administrative Agent), to the extent such Lender is legally entitled to do so, at the time or times prescribed by applicable law such properly completed and executed documentation prescribed by applicable law as may reasonably be requested by the Borrower or the Administrative Agent to permit such payments to be made without such withholding tax or at a reduced rate; provided that, in such Lender’s reasonable judgment, such completion, execution or submission would not materially prejudice such Lender.

(f) The Administrative Agent shall deliver to the Borrower, on or before the Closing Date, two duly completed copies of Internal Revenue Service Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a United States person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a United States person with respect to such payments), with the effect that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States.

(g) If the Administrative Agent or any Lender determines, in good faith and in its sole discretion, that it has received a refund of Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent, Lender in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or Lender, agrees to repay as soon as reasonably practicable the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or Lender in the event such Administrative Agent or Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

Section 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Section 2.14, Section 2.15, Section 2.16 and Section 9.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as otherwise provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan shall in each case be made in Dollars. All payments of other amounts due hereunder or under any other Loan Document shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest, fees and other amounts then due from the Borrower hereunder, such funds shall be applied first, to Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and then due and payable pursuant to any of the Loan Documents, ratably among the Lenders in proportion to the respective amounts of such fees and expenses payable to them; third, to interest and fees then due and payable hereunder, ratably among the Lenders in proportion to the respective amounts of such interest and fees payable to them; and fourth, to the principal balance of the Loans, until the same shall have been paid in full, ratably among the Lenders in proportion to such Lender’s Percentage.

(c) If any Lender shall, by exercising any right of set-off or counterclaim, through the application of any proceeds of Collateral or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.17(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower (as to which the provisions of this Section 2.17(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment by the Borrower is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or Section 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.18 Mitigation Obligations; Replacement of Lenders.

(a) If (i) any Lender requests compensation under Section 2.14, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 or (iii) any Lender is a Defaulting Agent/Lender, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (x) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as applicable, in the future and (y) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.14, or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04, all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (y) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.18 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Agent/Lender.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination, which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders or each Lender affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans to one or more assignees reasonably acceptable to the Administrative Agent, provided that: (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full in cash to such Non-Consenting Lender concurrently with such assignment, and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, plus the Applicable Premium, if any. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04 (it being understood that, unless otherwise agreed to by the parties, the replacement Lender or the Borrower shall be responsible for paying the processing and recordation fee described in Section 9.04(b)(vi)); provided that the assignment shall be effective regardless of whether the Non-Consenting Lender executes the applicable Assignment and Assumption.

Section 2.19 Illegality. If any Lender reasonably determines that any change in law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Eurodollar Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurodollar Loans or to convert ABR Borrowings to Eurodollar Borrowings, as the case may be, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all such Eurodollar Borrowings of such Lender to ABR Borrowings on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.20 Extension of Maturity Date.

(a) Notwithstanding anything to the contrary in the Loan Documents, the Borrower may from time to time, pursuant to the provisions of this Section 2.20, without the consent of the Administrative Agent or the Required Lenders, agree with one or more Lenders to extend the Maturity Date then applicable to such Lender’s Loan, and otherwise modify the economic terms of any such Loans or any portion thereof (including, without limitation, by modifying the interest rate, premiums or fees payable and/or the amortization schedule in respect of such Loans or any portion thereof (each such extension, an “Extension”) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by the Borrower to all Lenders whose Loans have the same Maturity Date that is proposed to be extended under this Section 2.20, in each case on a pro rata basis (based on the relative principal amounts of the outstanding Loans of each such Lender holding such Loans) and on the same terms to each such Lender, which Extension Offer may be conditioned as determined by the Borrower and set forth in such offer. In connection with each Extension, the Borrower will provide notification to Administrative Agent (for distribution to the applicable Lenders), no later than 30 days (or such shorter period as Administrative Agent may agree) prior to the maturity of the applicable Loans to be extended of the requested new maturity date for the proposed Extension Loans (each an “Extended Maturity Date”) and the due date for Lender responses. The Borrower and the Administrative Agent shall agree to such procedures, if any, as may be reasonably acceptable to the Administrative Agent and the Borrower to accomplish the purposes of this Section 2.20. In connection with any such Extension, each applicable Lender wishing to participate in such Extension shall, prior to the applicable due date therefor, provide the Administrative Agent with a written notice of its desire to so participate. Any Lender that does not respond to an Extension Offer (referred to herein as a “Non-Extending Lender”) by the applicable due date shall be deemed to have rejected such Extension.

(b) Each Extension shall be subject to the following:

(i) no Event of Default shall have occurred and be continuing at the time of such Extension;

(ii) except as to interest rates, fees, scheduled amortization, optional prepayment terms, premium, required prepayment dates, final maturity date (which shall, subject to clause (iii) below, be determined by the Borrower and set forth in the relevant Extension Offer) and covenants and other provisions applicable to periods after the Maturity Date of any non-Extension Loans, the Extension Loans of any Lender extended pursuant to any Extension shall have terms that are no more favorable in any material respect, taken as a whole, than the applicable Loans prior to the related Extension Offer;

(iii) the final maturity date of the Extension Loans shall be later than the final Maturity Date of the Loans that are not being so extended, and the weighted average life to maturity of the Extension Loans shall be no shorter than the weighted average life to maturity of the applicable Loans subject to an Extension Offer that are not so extended;

(iv) if the aggregate principal amount of Loans in respect of which Lenders shall have accepted an Extension Offer exceeds the maximum aggregate principal amount of Loans offered to be extended by the Borrower pursuant to the relevant Extension Offer, then such Loans shall be extended ratably up to such maximum amount based on the relative principal amounts thereof (not to exceed any Lender’s actual holdings of record) with respect to which such Lenders accepted such Extension Offer;

(v) all documentation in respect of such Extension shall be consistent with the foregoing;

(vi) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower;

(vii) no more than two Maturity Dates may be effectuated hereunder; and

(viii) on the proposed effective date of such Extension, the representations and warranties contained herein are true and correct in all material respects on and as of the applicable date of such Extension to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(c) The consummation and effectiveness of any Extension will be subject to a condition set forth in the relevant Extension Offer (a “Minimum Extension Condition”) that a minimum amount (to be determined in the Borrower’s discretion and specified in the relevant Extension Offer, but in no event less than $10,000,000, unless another lesser amount is agreed to by the Administrative Agent) of Loans be tendered. For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.17 will not apply to Extensions of Loans pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.20, including to any payment of interest or fees in respect of any Loans that have been extended pursuant to an Extension at a rate or rates different from those paid or payable in respect of Loans not extended pursuant to such Extension Offer, in each case as is set forth in the relevant Extension Offer.

(d) The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents as may be necessary in order to establish new tranches of Loans created pursuant to an Extension (including without limitation amending the definition of “Applicable Percentage” to effectuate the payment of different rates and fees to be made to those Lenders who have agreed to extend the maturity date of their Loans), in each case on terms consistent with this Section 2.20, and any such Extension Amendments entered into with the Borrower by the Administrative Agent hereunder shall be binding on the Lenders. For the avoidance of doubt, no Extension Amendment shall modify in any respect any Loans of a Lender without the written consent of such Lender. All Extension Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Secured Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to each of the Agents and the Lenders on the Closing Date and on the effective date of any Extension, except as expressly provided below, that:

Section 3.01 Organization; Powers. The Borrower (a) is duly organized, and validly existing in the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is in good standing (to the extent that such concept is applicable in the relevant jurisdiction) and qualified to do business in each jurisdiction (including its jurisdiction of incorporation, organization or formation) where such qualification is required, except where the failure, individually or in the aggregate, to so qualify or to be in good standing could not reasonably be expected to have a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow and otherwise obtain credit hereunder.

Section 3.02 Authorization. The execution, delivery and performance by the Borrower of each Loan Document to which it is a party, and the Borrowings hereunder and the Transactions (a) have been duly authorized by all necessary corporate, stockholder, limited liability company or partnership action required to be obtained by the Borrower and (b) will not (i) violate (A) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower, (B) any law, statute, rule or regulation, or any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, lease, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (b)(i)(B), clause (b)(i)(C) or clause (b)(ii) above could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any Collateral or any Property now owned or hereafter acquired by the Borrower other than Liens pursuant to the Collateral Agreement.

Section 3.03 Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which the Borrower is a party, when executed and delivered by the Borrower, will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing.

Section 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions except for (a) the filing of UCC financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office or, with respect to intellectual property which is the subject of registration or application for registration outside the United States, such applicable patent, trademark or copyright office or other intellectual property authority, (c) such consents, authorizations, filings or other actions that have either (i) been made or obtained and are in full force and effect or (ii) are listed on Schedule 3.04, and (d) such actions, consents, approvals, registrations or filings, the failure to be obtained or made which could not reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt this Section 3.04 in no way limits Section 3.08(e).

Section 3.05 Financial Statements. There has heretofore been furnished to the Lenders the following:

(a) The audited balance sheet as of December 31, 2015 and the related audited statements of operations and retained earnings, comprehensive income and cash flows of the Parent, which balance sheet and statements were prepared in accordance with GAAP and fairly present the financial position of the Parent as of the date thereof and the consolidated results of operations and cash flows of the Parent for the period then ended.

(b) The unaudited consolidated balance sheet as of December 31, 2016 and the related unaudited statements of operations and retained earnings, comprehensive income and cash flows of the Parent, which balance sheet and statements were prepared in accordance with GAAP and fairly present the financial position of the Parent as of the date thereof and the consolidated results of operations and cash flows of the Parent for the 12-month period then ended.

Section 3.06 No Material Adverse Effect. Since December 31, 2016, except as disclosed to the Administrative Agent prior to the Closing Date, there has been no event or occurrence which has resulted in or could reasonably be expected to result in, individually or in the aggregate, any Material Adverse Effect.

Section 3.07 Title to Properties; Subsidiaries; Equity Interests. This Section 3.07 pertains to all Property of the Borrower.

(a) The Borrower has good and valid title to all Property, subject solely to Liens permitted by Section 6.02 and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Borrower has maintained, in all material respects and in accordance with normal industry practice, all of the machinery, equipment, vehicles, facilities and other tangible personal property now owned or leased by the Borrower that is necessary to conduct their business as it is now conducted.

(b) The Borrower has complied with all obligations under all leases to which it is a party, except where the failure to comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. The Borrower enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) The Borrower owns or possesses, or has the right to use or could obtain ownership or possession of or a right to use, on terms not materially adverse to it, all patents, trademarks, service marks, trade names and copyrights (collectively, as used in this paragraph, the “intellectual property”) reasonably necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The use of intellectual property by the Borrower does not infringe on the rights of any Person in any material respect.

(d) Schedule 3.07(d) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of the Parent, the Borrower and each Subsidiary of the Borrower (other than the SMLP Subsidiaries) and, as to each such Person, the percentage of each class of Equity Interests owned by the Parent or the Borrower or by any such Subsidiary, respectively, indicating the ownership thereof. As of the Closing Date, there are no Non-SMLP Subsidiaries other than the General Partner.

(e) All Equity Interests in the Borrower issued, owned, held or Controlled by the Parent and all Equity Interests issued, owned, held or Controlled by the Borrower or any of its Non-SMLP Subsidiaries are fully paid, and there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests of the Borrower or any of its Non-SMLP Subsidiaries, except as set forth on Schedule 3.07(e). The constitutional documents of the issuers of all Equity Interests constituting Collateral and required to be pledged pursuant to the Collateral Agreement do not restrict or inhibit any transfer of such Equity Interests (other than restrictions imposed by applicable law and rights of first offer or first refusal or similar restrictions or limitations as may be commonly included in such constitutional documents), including both (i) pursuant to a collateral transfer of such Equity Interest and (ii) a direct transfer of such Equity Interests (for example, pursuant to enforcement of the Collateral Agreement or similar agreement).

Section 3.08 Litigation; Compliance with Laws; Relevant Regulatory Bodies; Lack of Impact on Lenders.

(a) Except as set forth on Schedule 3.08, there are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or, to the knowledge of the Borrower, threatened against or affecting, the Parent or the Borrower or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(b) There are no outstanding judgments against the Parent or the Borrower that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(c) Neither the Borrower nor any of its Subsidiaries nor, to the Borrower’s knowledge, any Affiliate of the foregoing is in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (signed into law on October 26, 2001) (the “U.S.A. PATRIOT Act”).

(d) Excluding consideration of Environmental Laws, which are separately addressed in Section 3.15, and Employee Benefit Plans, which are separately addressed in Section 3.14, (i) the Parent and the Borrower have complied with all applicable statutes, laws, rules, regulations, orders, decrees and restrictions of any Governmental Authority, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect and (ii) neither the Parent nor the Borrower is in violation of (nor will the continued operation of such properties and assets as currently conducted violate) any applicable statutes, laws, rules, regulations, orders, decrees and restrictions of any Governmental Authority, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(e) Without in any way limiting Section 3.04, the Borrower holds all permits, licenses, registrations, certificates, approvals, consents, clearances and other authorizations from any Governmental Authority required under any currently applicable law, rule or regulation for the operation of its business as presently conducted, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) The Borrower is not subject to regulation “as a natural-gas company” under the Natural Gas Act.

(g) None of the Lenders, the Agents and the Joint Lead Arrangers, solely by virtue of the execution, delivery and performance of this Agreement or the other Loan Documents, or consummation of the Transactions contemplated hereby and thereby, shall be or become: (i) a “natural-gas company” or subject to regulation under the Natural Gas Act or (ii) subject to regulation under the laws of any state with respect to public utilities.

Section 3.09 Federal Reserve Regulations.

(a) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

Section 3.10 Investment Company Act. The Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.11 [Reserved].

Section 3.12 Tax Returns. Except as set forth on Schedule 3.12, the Borrower (i) has timely filed or caused to be timely filed all federal, state, and local Tax returns and reports required to have been filed by it and each such Tax return is complete and accurate in all respects and (ii) has timely paid or caused to be timely paid all Taxes due and payable by it and all other Taxes or assessments, except in each case referred to in clauses (i) or (ii) above, (A) if the failure to comply could not reasonably be expected to have a Material Adverse Effect or (B) if the Taxes or assessments are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Borrower (as the case may be) has set aside on its books adequate reserves in accordance with GAAP. The Borrower knows of no pending investigation of the Borrower by any taxing authority or any pending but unassessed material Tax liability of the Borrower (other than any Taxes incurred in the ordinary course of business).

Section 3.13 No Material Misstatements.

(a) As of the Closing Date, all written information (other than the Projections, estimates and information of a general economic nature) (the “Information”) concerning the Parent and its Subsidiaries, including SMLP, the Transactions or any other transactions contemplated hereby, included in the Borrower’s Presentation or otherwise, prepared by or on behalf of the Borrower or any of its Affiliates in connection with this Agreement, any other Loan Document or any transaction contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Agents, the Joint Lead Arrangers or the Lenders and as of the Closing Date, and did not contain any untrue statement of a material fact as of any such date or omit to state any material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

(b) (i) The Projections prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Agent, Joint Lead Arranger or Lender in connection with this Agreement, the Transactions or the other transactions contemplated hereby (A) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the Closing Date, and (B) as of the Closing Date, have not been modified in any material respect by the Borrower. (ii) Any other projections prepared by or on behalf of the Borrower or any of its representatives and that will be made available to any Agent, Joint Lead Arranger or Lender in connection with this Agreement, the Transactions or the other transactions contemplated hereby shall be prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof, as of the date such projections were furnished to the Agents, Joint Lead Arrangers or Lenders. Without limiting this Section 3.13(b), the parties hereto agree and acknowledge that the assumptions reflected in the Projections and projections described in this Section 3.13(b) may or may not prove to be correct.

Section 3.14 Employee Benefit Plans.

(a) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Plan is in compliance with all applicable provisions of and has been administered in compliance with all applicable provisions of ERISA and the Code (and the regulations and published interpretations thereunder), (ii) the value of the assets of each Plan of the Borrower and the ERISA Affiliates equals or exceeds the present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the last annual valuation date applicable thereto, and the value of the assets of all Plans equals or exceeds the present value of all benefit liabilities of all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the last annual valuation dates applicable thereto and (iii) no ERISA Event has occurred or is reasonably expected to occur.

(b) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, any foreign pension schemes sponsored or maintained by the Borrower or to which the Borrower may have any liability are maintained in accordance with the requirements of applicable foreign law and the value of the assets of each such foreign pension scheme equals or exceeds the present value of all benefit liabilities under each such foreign pension scheme.

Section 3.15 Environmental Matters. Except as set forth on Schedule 3.15 or for matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (a) no Environmental Claim or penalty has been received or incurred by the Borrower, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of any of the Borrower, threatened against the Borrower which allege a violation of or liability under any Environmental Laws, in each case relating to the Borrower, (b) the Borrower a has obtained, and maintains in full force and effect, all permits, registrations and licenses to the extent necessary for the conduct of its businesses and operations as currently conducted, including for the construction of all pipelines and facilities, (c) the Borrower is and has been in compliance with all applicable Environmental Laws, including the terms and conditions of permits, registrations and licenses required under applicable Environmental Laws, (d) the Borrower is not conducting, funding or responsible for any investigation, remediation, remedial action or cleanup of any Release or threatened Release of Hazardous Materials, (e) there has been no Release or threatened Release of Hazardous Materials at any property currently or, to the knowledge of the Borrower, formerly owned, operated or leased by the Borrower that would reasonably be expected to give rise to any liability of the Borrower under any Environmental Laws or Environmental Claim against the Borrower, and no Hazardous Material has been generated, owned or controlled by the Borrower and transported for disposal to or Released at any location in a manner that would reasonably be expected to give rise to any liability of the Borrower under any Environmental Laws or Environmental Claim against the Borrower, (f) the Borrower has not entered into any agreement or contract to assume, guarantee or indemnify a third party for any Environmental Claims, and (g) there are not currently and there have not been any underground storage tanks owned or operated by the Borrower or, to the knowledge of the Borrower, present or located on the any real property of the Borrower. The Borrower has made available to the Administrative Agent prior to the date hereof all environmental audits, assessment reports and other material environmental documents in its possession or control with respect to the operations of, or any real property owned, operated or leased by, the Borrower, other than such audits, assessment reports and other environmental documents not containing information that would reasonably be expected to result in any material Environmental Claims or liability to the Borrower. Representations and warranties of the Borrower with respect to environmental matters are limited to those in this Section 3.15 unless expressly stated.

Section 3.16 Solvency. As of the Closing Date, immediately after giving effect to the Transactions, and as of the effective date of any Extension, immediately after giving effect to such Extension: (a) the fair value of the assets (for the avoidance of doubt, calculated to include goodwill and other intangibles) of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

Section 3.17 Labor Matters. There are no strikes pending or threatened against the Borrower that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from the Borrower or for which any claim may be made against the Borrower, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower to the extent required by GAAP. Consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower (or any predecessor) is a party or by which the Borrower (or any predecessor) is bound, other than collective bargaining agreements that, individually or in the aggregate, are not material to the Borrower.

Section 3.18 [Reserved].

Section 3.19 Perfection of Security Interests. The Collateral Agreement will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral described in the Collateral Agreement, when stock certificates representing such Pledged Collateral are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement, when financing statements and other filings specified therein in appropriate form are filed in the offices specified therein, the Lien created by the Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Parent and the Borrower in such Collateral and the proceeds thereof to the extent perfection can be obtained by filing financing statements, making such other filings specified therein or by possession, as security for the Secured Obligations of the Borrower.

Section 3.20 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions in all material respects, and the Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01 Closing Date. The obligation of each Lender to make its Loan on the Closing Date is subject to the satisfaction of the following conditions (or waiver thereof in accordance with Section 9.08):

(a) The Administrative Agent shall have received Borrowing Request as required by Section 2.03.

(b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c) At the time of and immediately after giving effect to the Borrowings on the Closing Date, no Event of Default or Default shall have occurred and be continuing.

(d) After giving effect to the Borrowings on the Closing Date, the Borrower shall be in compliance, on a Pro Forma Basis, with the Interest Coverage Ratio.

(e) The Administrative Agent (or its counsel) shall have received from each party to each of the following Loan Documents either (x) an original counterpart of such Loan Document signed on behalf of such party or (y) evidence satisfactory to the Administrative Agent (which may include a facsimile copy or PDF copy of each signed signature page) that such party has signed a counterpart of each of the following:

(i) this Agreement,

(ii) the Collateral Agreement, and

(iii) each promissory note requested pursuant to Section 2.07(e), if any.

(f) The Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders on the Closing Date, a favorable written opinion of Latham & Watkins LLP, counsel for the Parent and the Borrower (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Lenders, and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request, and the Parent and the Borrower hereby instruct such counsel to deliver such opinion.

(g) The Administrative Agent shall have received in the case of the Borrower and the Parent each of the following:

(i) a copy (which shall be delivered as attachments to the certificates required in the following clause (ii)) of the certificate or articles of incorporation, partnership agreement or limited liability agreement, including all amendments thereto, or other relevant constitutional documents under applicable law of each such Person, (A) in the case of any such Person that is an entity registered with the state of its formation (which shall include, without limitation, each such Person that is a corporation), certified as of a recent date by the Secretary of State (or other similar official) and a certificate as to the good standing of each such Person as of a recent date from such Secretary of State (or other similar official) or (B) in the case of each such Person that is not a registered business organization, certified by the Secretary or Assistant Secretary, or the general partner, managing member or sole member, as applicable, of such Person; and

(ii) a certificate of the Secretary, Assistant Secretary or any Responsible Officer of the Parent and the Borrower, in each case dated the Closing Date and certifying:

(A) that attached thereto is a true, correct and complete copy of the by-laws (or partnership agreement, memorandum and articles of association, limited liability company agreement or other equivalent governing documents) of such Person, together with any and all amendments thereto, as in effect on the Closing Date and at the time the resolutions described in clause (B) below were adopted,

(B) that attached thereto is a true, correct and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Person (or its managing general partner or managing member); that such resolutions authorize (i) the execution, delivery and performance of the Loan Documents to which such Person is a party and (ii) in the case of the Borrower, the Borrowings hereunder; that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(C) that attached thereto is a true, correct and complete copy of the certificate or articles of incorporation, partnership agreement or limited liability agreement of such Person, certified as required in clause (i) above, and that such governing document or documents have not been amended since the date of the last amendment attached thereto, and

(D) as to the incumbency and specimen signature of each officer or director executing any Loan Document or any other document delivered in connection herewith on behalf of such Person.

(h) All actions necessary to establish that the Collateral Agent will have a perfected security interest in the Collateral under the Collateral Agreement shall have been taken, in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required to be provided on the Closing Date pursuant to the terms of the Collateral Agreement, and the Administrative Agent shall have received the results of a search of the UCC (or equivalent under other similar law) filings made with respect to the parties to the Collateral Agreement in their respective jurisdictions of organization and customary tax and judgment lien search results, and copies of the financing statements (or similar documents) disclosed by such searches and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

(i) After giving effect to the Transactions, and the other transactions contemplated hereby, the Borrower shall have no outstanding Indebtedness for borrowed money other than the Loans and other extensions of credit under this Agreement.

(j) There has not been any Material Adverse Effect since December 31, 2016.

(k) The Agents shall have received all fees payable thereto or to any Lender or to the Joint Lead Arrangers on or prior to the Closing Date (including amounts payable pursuant to the Engagement Letter) and, to the extent invoiced, all other amounts due and payable hereunder or under the Loan Documents on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any Loan Document.

(l) The Administrative Agent shall have received insurance certificates, endorsements or other appropriate evidence supplied by one or more insurance brokers or insurance companies demonstrating compliance with all insurance requirements set forth in Section 5.02.

(m) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower as to the matters set forth in Section 4.01(b), (c), (d), (i) and (j).

(n) The Administrative Agent shall have received a solvency certificate signed by a Responsible Officer of the Borrower as to the matters set forth in Section 3.16.

(o) The Administrative Agent and the Lenders shall have received all documentation and other information required by regulatory authorities with respect to the Borrower under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the U.S.A. PATRIOT Act, at least three Business Days in advance of the Closing Date to the extent that such documentation and information has been reasonably requested by the Administrative Agent at least 10 days in advance of the Closing Date.

(p) The Administrative Agent shall have received true and correct copies of a balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Parent for the 12-month period ending December 31, 2015, prepared as described in Section 5.04(a).

(q) The Borrower shall have obtained public ratings for the Loans from S&P and Moody’s (it being understood that no specific ratings shall be required).

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the principal of and interest on each Loan, all Fees and all other Obligations (other than contingent indemnification obligations) payable under any Loan Document shall have been paid in full in cash, the Borrower will:

Section 5.01 Existence, Maintenance of Licenses, Property.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its and the General Partner’s legal existence or form, except as otherwise expressly permitted under Section 6.05.

(b) Do or cause to be done all things necessary to (i) in the Borrower’s reasonable business judgment obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business and (ii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement); in each case in this Section 5.01(b) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02 Insurance. Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance, of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses and maintain such other insurance as may be required by law or any other Loan Document. Cause the Collateral Agent to be named as “additional insured’s” and as “loss payee” (as applicable) on its property and casualty insurance policies covering Collateral; and, to the extent the applicable insurer will agree based on the commercially reasonably efforts of the Borrower, cause each such policy to provide that it shall not be canceled or not renewed upon less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (or, to the extent 10 days’ written notice in the event of nonpayment of premiums).

Section 5.03 Taxes. Pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim to the extent that (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings, and the Borrower shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto or (b) the failure to pay or discharge would not reasonably be expected to have a Material Adverse Effect.

Section 5.04 Financial Statements, Reports, Copies of Contracts, Etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) within 120 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2016), a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Parent as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, all audited by independent accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Parent on a consolidated basis in accordance with GAAP, accompanied by condensed consolidating financial information for the same period with a separate column presenting the stand-alone financial positions of the Parent, the Borrower, and any other Subsidiaries of the Parent on a combined basis;

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, an unaudited consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Parent as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all certified by a Financial Officer, on behalf of the Parent, as fairly presenting, in all material respects, the financial position and results of operations of the Parent on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), accompanied by condensed consolidating financial information for the same period with a separate column presenting the stand-alone financial positions of the Parent, the Borrower, and any other Subsidiaries of the Parent on a combined basis;

(c) concurrently with any delivery of financial statements under Section 5.04(a) or (b), a certificate of a Responsible Officer of the Borrower (A) certifying (in the case of Section 5.04(b)) that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (B) setting forth a computation of the Interest Coverage Ratio in detail reasonably satisfactory to the Administrative Agent;

(d) promptly after the same have been filed, notice that all periodic and other available reports, proxy statements and other materials have been filed by the Parent or the Borrower with the SEC, or distributed to its public stockholders (if any) generally, if and as applicable;

(e) promptly, a copy of all reports submitted to the board of directors (or any committee thereof) of the Borrower in connection with any material interim or special audit made by independent accountants of the books of the Parent or the Borrower;

(f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or, or compliance with the terms of any Loan Document, or such consolidating financial statements, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender);

(g) promptly upon request by the Administrative Agent, copies of: (i) each Schedule SB (Single-Employer Defined Benefit Plan Actuarial Information) to the annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received from a Multiemployer Plan sponsor or a Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Administrative Agent shall reasonably request; and

(h) promptly, and in any event within five Business Days of the Borrower obtaining knowledge of (i) any loss, destruction, casualty or other insured damage to or (ii) any taking under power of eminent domain or by condemnation or similar proceeding of any Property of the Borrower, that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower shall notify the Agents, providing reasonable details of such occurrence.

Section 5.05 Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders) written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, or any material development in any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Borrower, with respect to which there is a reasonable probability of adverse determination and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c) any other development specific to the Parent, the Borrower or SMLP that has had, or could reasonably be expected to have, a Material Adverse Effect; and

(d) the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, whether now in effect or hereafter enacted, except, other than with respect to Anti-Corruption Laws and applicable Sanctions, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03. The Borrower will maintain in effect and policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions in all material respects.

Section 5.07 Maintaining Records; Access to Properties and Inspections; Maintaining Properties.

(a) Maintain all financial records in accordance with GAAP and permit the Administrative Agent (or any Persons designated thereby) or, upon the occurrence and during the continuation of an Event of Default, any Lender, to visit and inspect the financial records and the properties of the Borrower at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit the Administrative Agent (or any Persons designated thereby) or, upon the occurrence and during the continuation of an Event of Default, any Lender, upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of the Borrower with the officers thereof, or the general partner, managing member or sole member thereof, and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract); provided that, during any calendar year absent the occurrence and continuation of an Event of Default, only one visit by the Administrative Agent shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower.

(b) The Borrower will cause all material properties used or useful in the conduct of its businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.07(b) shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business and which does not in the aggregate have a Material Adverse Effect.

Section 5.08 Use of Proceeds. Use the proceeds of the Loans (a) for dividends or other distributions by the Borrower, including reimbursement of invested capital, (b) for a dividend or distribution to the Parent on the Closing Date to permit the Parent to redeem its Class C Preferred Units (as defined in the Parent’s Operating Agreement) of the Parent and (c) the payment of transaction fees, costs and expenses in connection with the Transactions. If reasonably requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent (for distribution to the Lenders) a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U of the Board of Governors of the Federal Reserve System of the United States of America or any successor, as the case may be.

Section 5.09 Compliance with Environmental Laws. Comply and make commercially reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all Environmental Laws applicable to its business, operations and properties; obtain and maintain in full force and effect all material authorizations, registrations, licenses and permits required pursuant to Environmental Law for its business, operations and properties; and perform any investigation, remedial action or cleanup required pursuant to the Release of any Hazardous Materials as required pursuant to Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10 Further Assurances.

(a) Execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents and recordings of Liens), that are necessary, or that otherwise may be reasonably requested by the Administrative Agent, in order to perfect and maintain the validity, effectiveness and priority of any of the Liens to the extent required by the Collateral Agreement in accordance with all applicable laws, all at the expense of the Borrower.

(b) In the case of the Borrower, furnish to the Collateral Agent (i) prompt written notice of any change in the Borrower’s corporate or organization name or organizational identification number or other change that may have an effect on the “know your customer” or U.S.A. PATRIOT

ACT disclosures delivered in connection with this Agreement or any other Loan Document; and (ii) prior written notice of any change in the Borrower’s identity or organizational form; provided that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties.

(c) Notwithstanding anything to the contrary in any Loan Document, no action (including any requirement to furnish, execute, deliver, file or register any document or instrument) shall be required with respect to any assets (including Equity Interests) to the extent and for so long as doing so would violate Section 9.21.

Section 5.11 Fiscal Year. Cause its fiscal year to end on December 31.

Section 5.12 Public Ratings. Cause the Loans to be publicly rated by S&P and Moody’s (it being understood that no specific ratings shall be required).

Section 5.13 Post-Closing Matters. Within 30 days following the Closing Date (or such longer period of time as the Collateral Agent may consent to in its sole discretion), deliver to the Collateral Agent evidence that the Class C Preferred Units (as defined in the Parent Operating Agreement) have been redeemed.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the principal of and interest on each Loan, all Fees and all other Obligations (other than contingent indemnification obligations) payable under any Loan Document have been paid in full in cash, the Borrower will not, and will not permit any of its Non-SMLP Subsidiaries to:

Section 6.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness of the Borrower existing on the Closing Date and set forth on Schedule 6.01 and (except as otherwise noted in such Schedule, any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(b) Indebtedness of the Borrower hereunder and under the other Loan Documents;

(c) Indebtedness of the Borrower under the Revolving Credit Facility, subject to a pari passu or junior intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the

Borrower, pursuant to reimbursement or indemnification obligations to such Person; provided that, upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

(e) Indebtedness in respect of performance bonds, warranty bonds, bid bonds, appeal bonds, surety bonds, labor bonds and completion or performance guarantees, letters of credit and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and Indebtedness arising out of advances on exports, advances on imports, advances on trade receivables, customer prepayments and similar transactions in the ordinary course of business and consistent with past practice;

(f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that (i) such Indebtedness (other than credit or purchase cards) is extinguished within five Business Days of its incurrence and (ii) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(g) Capital Lease Obligations and Purchase Money Obligations of the Borrower in an aggregate amount at any one time outstanding not exceeding $5,000,000, and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(h) Guarantees by any of the Non-SMLP Subsidiaries of Indebtedness otherwise permitted under this Section 6.01; provided that such Non-SMLP Subsidiary also guarantees the Obligations;

(i) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(j) Indebtedness supported by a letter of credit pursuant to a Revolving Credit Facility or any Permitted Refinancing Indebtedness in respect thereof, in a principal amount not in excess of the stated amount of such letter of credit;

(k) other unsecured Indebtedness of the Borrower not otherwise permitted by this Section 6.01 in an aggregate principal amount at any time outstanding not to exceed $25,000,000, and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; and

(l) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in the foregoing Section 6.01(a) through Section 6.01(k).

Section 6.02 Liens. Create, incur, assume or permit to exist any Lien on any Property (including stock or other securities of any Person) at the time owned by it or on any income or revenues or rights in respect of any thereof, except (without duplication):

(a) Liens on Property existing on the Closing Date and set forth on Schedule 6.02; provided that such Liens shall secure only those obligations that they secure on the Closing Date (and extensions, renewals and Refinancings of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other Property of the Borrower;

(b) any Lien created under the Loan Documents (or otherwise securing the Secured Obligations);

(c) any Lien created under the Revolving Credit Facility incurred pursuant to Section 6.01(c) on assets constituting Collateral and which Liens and the rights of the secured persons in respect thereof are governed by the RCF Intercreditor Agreement;

(d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(e) Liens imposed by law (including, without limitation, Liens in favor of customers for equipment under order or in respect of advances paid in connection therewith) such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or the applicable Non-SMLP Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP;

(f) (i) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations under U.S. or foreign law and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Non-SMLP Subsidiary;

(g) Liens, pledges or deposits (i) to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, costs of litigation where required by law, performance and return of money bonds, warranty bonds, bids, leases, government contracts, trade contracts, completion or performance guarantees and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, or (ii) given to a public utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operations of the Borrower or any Non-SMLP Subsidiary;

(h) zoning restrictions, by-laws and other ordinances of Governmental Authorities, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, permits, special assessments, development agreements, deferred services agreements, restrictive covenants, owners’ association encumbrances, rights of way, restrictions on use of real property and other similar encumbrances that do not render title unmarketable and that, in the aggregate, either (i) do not interfere in any material respect with the ordinary conduct of the business of the Borrower and the Non-SMLP Subsidiaries or (ii) could not reasonably be expected to result in a Material Adverse Effect;

(i) security interests in respect of Purchase Money Obligations with respect to equipment or other property or improvements thereto acquired (or, in the case of improvements, constructed) by the Borrower (including the interests of vendors and lessors under conditional sale and title retention agreements); provided that (i) such security interests secure Indebtedness permitted by Section 6.01(g) and (ii) such security interests do not apply to any other Property of the Borrower (other than to accessions to such equipment or other property or improvements) except to the extent that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender;

(j) Liens securing Capital Lease Obligations permitted under Section 6.01(g); provided that such Liens attach only to the property being leased in such transaction and any accessions thereto or proceeds thereof;

(k) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l) any interest or title of, or Liens created by or in favor of, a lessor under any leases or subleases entered into by the Borrower or any Non-SMLP Subsidiary, as tenant, in the ordinary course of business, and Liens in favor of any tenant, occupant or licensee under any lease, occupancy agreement or license with the Borrower or any Non-SMLP Subsidiary;

(m) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or securities intermediaries not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower and the Non-SMLP Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the SMLP Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Non-SMLP Subsidiary in the ordinary course of business;

(n) Liens arising solely by virtue of any statutory or common law provision relating to security intermediaries’ or banker’s liens, rights of set-off or similar rights;

(o) Liens securing obligations in respect of letters of credit permitted under Section 6.01(e) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(p) licenses granted in the ordinary course of business, and leases of property of the Borrower or any Non-SMLP Subsidiary that are not material to the business and operations of the Borrower and the Non-SMLP Subsidiaries;

(q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, machinery or other equipment;

(r) Liens solely on any cash earnest money deposits made by the Borrower or any Non-SMLP Subsidiary in connection with any letter of intent or purchase agreement not prohibited hereunder;

(s) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any Non-SMLP Subsidiary in the ordinary course of business;

(t) Liens securing insurance premium financing arrangements in an aggregate principal amount not to exceed 2.0% of Total Assets (measured as of the most recent fiscal quarter for which financial statements are then available); provided that such Lien is limited to the applicable insurance contracts; and

(u) Liens not otherwise permitted under this Section 6.02 securing obligations in an aggregate amount not to exceed $10,000,000.

Notwithstanding the foregoing, no Liens shall be permitted to exist, directly or indirectly, on Pledged Collateral that are prior and superior in right to Liens in favor of the Collateral Agent other than Liens that have priority by operation of law.

Section 6.03 Sale and Lease-back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”).

Section 6.04 Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger or amalgamation with a Person immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and the Non-SMLP Subsidiaries) to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest (each, an “Investment”), in any other Person, except:

(a) Investments in the General Partner (including Investments in general partner Equity Interests in connection with any issuance of Equity Interests of SMLP);

(b) Permitted Investments and Investments that were Permitted Investments when made;

(c) Investments arising out of the receipt by the Borrower or any Non-SMLP Subsidiary of noncash consideration for the sale of assets permitted under Section 6.05;

(d) if (i) no Default or Event of Default has occurred and is continuing at the time of such Investment or would immediately result therefrom, and (ii) the Borrower has made the Excess Cash Flow Prepayment required pursuant to Section 2.10(b) with respect to the most recently ended fiscal quarter, loans and advances to employees of the Borrower or any Non-SMLP Subsidiary or, to the extent such employees are providing services rendered on behalf of the Borrower, the Parent in the ordinary course of business not to exceed $5,000,000 in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof) and (ii) advances of payroll payments and expenses to employees of the Borrower or any Non-SMLP Subsidiary or, to the extent such employees are providing services on behalf of the Borrower, the Parent or their Subsidiaries in the ordinary course of business;

(e) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and credits to suppliers made in the ordinary course of business;

(f) Swap Agreements permitted under Section 6.12;

(g) Investments existing on the Closing Date and set forth on Schedule 6.04;

(h) Investments resulting from pledges and deposits referred to in Section 6.02(f) and Section 6.02(g);

(i) if (i) no Default or Event of Default has occurred and is continuing at the time of such Investment or would immediately result therefrom and (ii) the Borrower has made the Excess Cash Flow Prepayment required pursuant to Section 2.10(b) with respect to the most recently ended fiscal quarter, additional Investments in an aggregate amount (valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof) not to exceed the greater of (1) $25,000,000 and (2) 3.0% of Total Assets measured as of the most recent fiscal quarter for which financial statements are then available;

(j) subject to the provisions of the definition of “Additional Equity Contributions”, Investments made with the proceeds of any Additional Equity Contributions in an amount not to exceed the amount of such Additional Equity Contributions;

(k) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business;

(l) Guarantees of operating leases or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower and the Non-SMLP Subsidiaries in the ordinary course of business;

(m) Investments made with Declined Amounts so long as no Default or Event of Default exists at the time of such Investment or would immediately result therefrom;

(n) Investments constituting indemnification obligations of the Borrower under the Contribution Agreement; and

(o) Investments made with cash in lieu of a distribution to the Parent that would have been otherwise permitted by Section 6.06.

Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of the General Partner, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person or, except as permitted by Section 5.01(a), liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that this Section 6.05 shall not prohibit:

(a) (i) the purchase and sale of inventory, supplies, materials and equipment and the purchase and sale of rights or licenses or leases, abandonment, cancellation or disposition, of intellectual property, in each case in the ordinary course of business, (ii) the sale of surplus, obsolete or worn out equipment or other property in the ordinary course of business or (iii) the sale of Permitted Investments in the ordinary course of business;

(b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, the merger or consolidation of (i) the General Partner into the Borrower in a transaction in which the Borrower is the surviving Person, the liquidation, winding up or dissolution or change in form of entity of the General Partner of the Borrower if the Borrower determines in good faith that such liquidation, winding up, dissolution or change in form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (ii) any Non-SMLP Subsidiary with any other Non-SMLP Subsidiary and (iii) the Borrower and any Non-SMLP Subsidiary so long as the Borrower is the surviving Person;

(c) Dispositions of assets constituting Investments permitted by Section 6.04, Liens permitted by Section 6.02 and dividends, distributions and other payments permitted by Section 6.06;

(d) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(e) sales, transfers, leases or other dispositions of assets (other than Equity Interests in the General Partner and limited partner interests or IDRs of SMLP) not otherwise permitted by this Section 6.05, in each case, so long as (A) no Event of Default then exists or would immediately result therefrom and (B) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such transaction, with the Interest Coverage Ratio; provided that any sales, transfers, leases or other dispositions by the Borrower to any SMLP Entity or any other Affiliate shall be made in compliance with Section 6.07; and provided, further, that the aggregate fair market value of any sales, transfers, leases or other dispositions by the Borrower pursuant to this Section 6.05(e) shall not exceed, in any fiscal year of the Borrower, the greater of (1) $25,000,000 and (2) 3.0% of Total Assets measured as of the most recent fiscal quarter for which financial statements are then available;

(f) givebacks or subsidies through the relinquishment of future IDRs and general partner Equity Interests in SMLP and similar transactions approved by the Board of Directors of the Borrower, in each case, so long as (A) no Event of Default then exists or would immediately result therefrom and (B) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such givebacks or subsidies, with the Interest Coverage Ratio; and

(g) additional sales, transfers or dispositions for cash of any limited partner interests or IDRs of SMLP, in each case, so long as the Borrower complies with Section 2.10(c).

Notwithstanding anything to the contrary contained in Section 6.05 or otherwise in this Agreement, nothing herein shall restrict the ability of the Borrower and the Non-SMLP Subsidiaries to (i) issue Equity Interests, (ii) sell, grant or otherwise issue Equity Interests to members of management of the Borrower, the General Partner or any Non-SMLP Subsidiary pursuant to stock option, stock ownership, stock incentive or similar plans if, in each case of clauses (i) and (ii), the Borrower or the Parent, as applicable, is in compliance with any applicable requirements of the Collateral Agreement relating to the pledge of Pledged Collateral, and (iii) merge with a wholly-owned subsidiary or reincorporate in another jurisdiction for purposes of moving its state of formation; provided that in no event shall the Borrower be incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia; provided, further, that the Borrower shall be the surviving Person in any such merger involving the Borrower.

Section 6.06 Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than (i) dividends and distributions on Equity Interests payable solely by the issuance of additional shares of Equity Interests of the Person paying such dividends or distributions and (ii) distributions (by reduction of capital or otherwise) with the proceeds of the Loans) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its Equity Interests or set aside any amount for any such purpose; provided that:

(a) the Borrower may repurchase, redeem or otherwise acquire or retire to finance any such repurchase, redemption or other acquisition or retirement for value any Equity Interests of the Borrower held by any current or former officer, director, consultant, or employee of the Borrower or any Subsidiary thereof or, to the extent such Equity Interests were issued as compensation for services rendered on behalf of the Borrower, any employee of the Parent, pursuant to any equity subscription agreement, stock option agreement, shareholders’, members’ or partnership agreement or similar agreement, plan or arrangement or any Plan, and the Borrower may make distributions to the Parent to the extent necessary to repurchase, redeem or otherwise acquire or retire to finance any such repurchase, redemption or other acquisition or retirement for value any Equity Interests of the Parent (or the Equity Interests of its parent entity) held by any current or former officer, director, consultant, or employee of the Parent (or its parent entity); provided that the aggregate amount of such purchases or redemptions in cash under this Section 6.06(a) shall not exceed in any fiscal year $5,000,000 (plus the amount of net proceeds (i) received by the Borrower during such calendar year from sales of Equity Interests of the Borrower to directors, consultants, officers or employees of the Borrower or any of its Affiliates in connection with permitted employee compensation and incentive arrangements and (ii) of any key-man life insurance policies received during such calendar year) which, if not used in any year, may be carried forward to any subsequent calendar year;

(b) if no Default or Event of Default then exists or would immediately result therefrom, then the Borrower may declare and pay dividends or make other distributions from the proceeds of any substantially concurrent issuance or sale of Equity Interests permitted to be made under this Agreement other than an Additional Equity Contribution or a Specified Equity Contribution; provided that the proceeds of an issuance or sale to the General Partner may not be used to declare or pay dividends or make other distributions;

(c) noncash repurchases, redemptions or exchanges of Equity Interests deemed to occur upon exercise of stock options or exchange of exchangeable shares if such Equity Interests represent a portion of the exercise price of such options;

(d) the Borrower may make quarterly distributions to the Parent in an amount not in excess of (i) any tax distributions permitted to be made by the Parent pursuant to Section 5.03 of the Parent’s Operating Agreement and calculated as if the Parent did not hold any assets other than Equity Interests of the Borrower and (ii) any tax distributions attributable to any disposition of assets (which may be made on an estimated basis subject to a true-up when such taxes are due); provided that (i) the Borrower may not make any such distribution after the occurrence, and during the continuance, of an Event of Default pursuant to Section 7.01(b), Section 7.01(c), Section 7.01(f), Section 7.01(h) or Section 7.01(i), and (ii) unless the Secured Parties have exercised or the Required Lenders have voted to exercise any rights or remedies pursuant hereto or under the Collateral Agreement, the Borrower may make one (but only one) such quarterly distribution after the occurrence, and during the continuance, of any other Event of Default;

(e) the Borrower may distribute cash or assets received as part of the Deferred Payment so long as (i) no Default or Event of Default then exists or would immediately result therefrom and (ii) with respect to cash or assets constituting a part of the Deferred Payment, the Borrower (A) has made the Deferred Payment Offer and has either (B) (x) paid the prepayment required in all Deferred Payment Acceptance Notices (up to the Designated Amount) or (y) one or more Lenders shall have declined such prepayment;

(f) the Borrower may distribute cash or other assets (other than cash or assets received as part of the Deferred Payment) so long as (i) no Default or Event of Default then exists or would immediately result therefrom and (ii) the Borrower has made the Excess Cash Flow Prepayment required pursuant to Section 2.10(b) with respect to the most recently ended fiscal quarter; and

(g) the Borrower may at any time and from time to time on or after the Closing Date distribute any or all proceeds of the Loans necessary to redeem the Preferred Class C units of the Parent.

Notwithstanding anything to the contrary herein, in no event shall the Borrower be restricted from distributing or otherwise making payments with Declined Amounts so long as no Default or Event of Default existing at the time of such distribution or other payment or would immediately result therefrom.

Section 6.07 Transactions with Affiliates.

(a) Sell or transfer any Property to, or purchase or acquire any Property from, or otherwise engage in any other transaction (or series of related transactions) with, any of its Affiliates, unless such transaction is (or, if a series of related transactions, such transactions, taken as a whole, are) upon terms that are no less favorable (after taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable to the Borrower) to the Borrower than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate.

(b) The foregoing Section 6.07(a) shall not prohibit:

(i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans, including restricted stock plans, stock grants, directed share programs and other equity based plans customarily maintained by similar companies and the granting and performance of registration rights approved by the board of directors of the Borrower or the General Partner, as applicable,

(ii) (A) the Transactions, (B) transactions between the Borrower and the General Partner, (C) transactions between or among the Borrower and one or more Non-SMLP Subsidiaries and (D) the Contribution Agreement and the transactions contemplated thereby,

(iii) any indemnification agreement or any similar arrangement entered into with directors, officers, consultants and employees of the Borrower or any of its Affiliates in the ordinary course of business, and the payment of fees and indemnities to directors, officers, consultants and employees of the Borrower in the ordinary course of business and, to the extent such fees and indemnities are directly attributable to services rendered on behalf of the Borrower, any employee of the Parent,

(iv) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment would not have a Material Adverse Effect or be materially adverse to the interests of the Lenders,

(v) any employment agreement or employee benefit plan entered into by the Borrower or any of its Affiliates in the ordinary course of business or consistent with past practice and payments pursuant thereto,

(vi) transactions otherwise permitted under Section 6.06 and Investments permitted by Section 6.04,

(vii) any purchase by the Parent of Equity Interests of the Borrower, so long as the Parent is in compliance with any applicable requirements of the Collateral Agreement in respect of such Equity Interests,

(viii) payments to the Parent or any Parent Affiliate made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the board of directors of the Borrower in good faith,

(ix) transactions with any Affiliate for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice,

(x) any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrower qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Borrower than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate,

(xi) if such transaction is with a Person in its capacity as a holder of Indebtedness of the Borrower where such Person is treated no more favorably than the other holders of Indebtedness of the Borrower, and

(xii) payments to any Affiliate in respect of compensation, expense reimbursement, or benefits to or for the benefit of current or former employees, independent contractors or directors of the Borrower or any of its Subsidiaries or, to the extent such compensation, expense reimbursement, or benefits are directly attributable to services rendered on behalf of the Borrower or any employee of the Parent.

Section 6.08 Business of the Borrower. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by it on the Closing Date, Midstream Activities and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary or complementary thereto, including, without limitation, the consummation of the Transactions.

Section 6.09 Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-laws and Certain Other Agreements; Etc.

(a) With respect to the Borrower only, amend or modify or grant any waiver or release under or terminate in any manner its Governing Agreement if such amendment, modification, waiver, release or termination could reasonably be expected to result in a Material Adverse Effect or affect the assignability of any Equity Interests in the Borrower in a manner that would materially impair the rights, remedies or benefits of the Secured Parties under the Collateral Agreement (including in such agreement as Collateral).

(b) Enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Borrower by any Subsidiary or (ii) the granting of Liens by the Borrower pursuant to the Collateral Agreement, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A) restrictions imposed by applicable law;

(B) contractual encumbrances or restrictions in effect on the Closing Date under any agreements related to any permitted renewal, extension or refinancing of any Indebtedness existing on the Closing Date that does not expand the scope of any such encumbrance or restriction;

(C) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(D) any restrictions imposed by the Revolving Credit Facility not in violation of the RCF Intercreditor Agreement;

(E) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(F) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(G) customary provisions restricting assignment of any agreement entered into in the ordinary course of business; or

(H) customary restrictions and conditions contained in any agreement relating to the sale or other Disposition of any asset (including Equity Interests) permitted under Section 6.05 pending the consummation of such sale or other Disposition.

Section 6.10 Use of Proceeds. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.11 Interest Coverage Ratio. In the case of the Borrower only, beginning September 30, 2017, for any Test Period, permit the Interest Coverage Ratio on the last day of any fiscal quarter to be less than 2.00:1.00.

If the Borrower fails (or prior to the delivery of a compliance certificate under Section 5.04(c), it believes it will fail) to comply with this Section 6.11, then the Borrower shall have the right to cure (or avoid, as applicable) such failure with the cash proceeds of a Specified Equity Contribution, and upon receipt by the Borrower of such cash proceeds, the Operating Cash Flow and resulting Interest Coverage Ratio shall be recalculated giving effect to such Specified Equity Contribution as additional Operating Cash Flow generated in the fiscal quarter then ending.

If, after giving effect to the Specified Equity Contribution, the Borrower shall then be in compliance with the Interest Coverage Ratio, the Borrower shall be deemed to have satisfied the Interest Coverage Ratio as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such covenant that had occurred shall be deemed cured for purposes of this Agreement. Upon receipt by the Administrative Agent of written notice from the Borrower on or prior to the Anticipated Cure Deadline of its intent to effectuate a Specified Equity Contribution in respect of such fiscal quarter until the day that is 15 Business Days after the day on which financial statements are required to be delivered for such fiscal quarter, notwithstanding any other provision of this Agreement or any other Loan Document, neither the Agents nor any other Secured Party shall have any right to accelerate any Loans or other Secured Obligations held by them or to exercise any other rights or remedies available under the Loan Documents or under any Secured Swap Agreement or under applicable law against the Collateral (including, without limitation, any right to foreclose on or take possession of Collateral) solely on the basis of an allegation of an Event of Default having occurred and being continuing under Section 7.01(d) due to failure by the Borrower to comply with the Interest Coverage Ratio, unless such failure is not cured pursuant to the Specified Equity Contribution on or prior to the Anticipated Cure Deadline.

Section 6.12 Swap Agreements. Enter into any Swap Agreement, other than Swap Agreements entered with a Secured Swap Agreement Counterparty or an Approved Counterparty (as of the date of execution of such Swap Agreement) into in the ordinary course of business to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or Investment of the Borrower or any Non-SMLP Subsidiary, which are entered into for bona fide risk mitigation or asset management purposes and that are not speculative in nature.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made by the Parent or the Borrower in any Loan Document to which such Person is a party, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by the Parent or the Borrower, as applicable;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in Section 7.01(b)) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Section 5.01(a), Section 5.05(a), Section 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by the Parent or the Borrower of any covenant, condition or agreement of such Person contained in any Loan Document to which such Person is a party (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

(f) (i) any event or condition occurs that results in any Material Indebtedness becoming due, or causes the prepayment, repurchase, redemption or defeasance of any Material Indebtedness, in each case, prior to its scheduled maturity, or (ii) without limiting the foregoing clause (i), the Borrower shall fail to pay any principal of any Material Indebtedness at the stated final maturity thereof; provided that this Section 7.01(f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Parent, the Borrower or SMLP, or of a substantial part of the Property of the Parent, the Borrower or SMLP under Title 11 of the United States Code, as now constituted or hereafter amended or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or SMLP or for a substantial part of the Property of the Parent, the Borrower or SMLP or (iii) the winding-up or liquidation of the Parent, the Borrower or SMLP (except, in the case permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Parent, the Borrower or SMLP shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in Section 7.01(h), (iii) apply for, request or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or SMLP or for a substantial part of the Property of the Parent, the Borrower or SMLP, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j) the failure by the Parent or the Borrower to pay one or more final judgments aggregating in excess of $25,000,000 (to the extent not covered by third-party insurance as to which the insurer does not dispute coverage or bonded), which judgments are not discharged or effectively waived or stayed for a period of 60 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Parent or the Borrower, as applicable, to enforce any such judgment;

(k) one or more ERISA Events shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(l) (i) any Loan Document shall for any reason be asserted in writing by the Parent or the Borrower not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by the Collateral Agreement and to extend to the Collateral intended to be encumbered thereby (other than with respect to an immaterial portion of the Collateral) shall cease to be in full force and effect, or shall be asserted in writing by the Parent or the Borrower not to be, a valid and perfected security interest (having the priority required by this Agreement or the Collateral Agreement) in the securities, assets or properties covered thereby, except to the extent that (A) any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file UCC continuation statements or(B) any such loss of validity, perfection or priority is the result of any failure by the Collateral Agent or the Administrative Agent to take any action necessary to secure the validity, perfection or priority of the Liens or (iii) the Guarantee of the Parent pursuant to the Collateral Obligation shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by the Borrower or the Parent not to be in effect or not to be legal, valid and binding obligations; then, and in every such event (other than an event with respect to the Borrower described in Section 7.01(h) or Section 7.01(i)), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower and the Parent accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Parent, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in Section 7.01(h) or Section 7.01(i), the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower and the Parent accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Parent, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

THE AGENTS

Section 8.01 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints Credit Suisse AG, Cayman Islands Branch, to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) Credit Suisse AG, Cayman Islands Branch, shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities, as a potential Secured Swap Agreement Counterparty) hereby irrevocably appoints and authorizes Credit Suisse AG, Cayman Islands Branch, to act as its agent for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Parent or the Borrower to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 8.05 or Section 8.13 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Agreement, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII (including Section 8.12) and Article IX as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents.

(c) The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Collateral Agent, any co-agents, sub-agents, attorneys-in-fact or other appointees thereof and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of any of such provisions.

Section 8.02 Rights as a Lender. Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender, and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include a Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent, the Borrower or any Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03 Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, no Agent:

(a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law;

(c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity;

(d) shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 7.01 and Section 9.08) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment;

(e) shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Agreement, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent; and

(f) shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is received by such Agent from the Borrower or a Lender.

Section 8.04 Reliance by Agents. Any Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by an appropriate Person. Any Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by an appropriate Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, any Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Any Agent may consult with legal counsel (who may include counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05 Delegation of Duties.    Without in any way limiting Section 8.13, any Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more co-agents, sub-agents and/or attorneys-in-fact appointed by such Agent. Any Agent and any such co-agents, sub-agents and/or attorneys-in-fact may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such co-agents, sub-agents and/or attorneys-in-fact and to the Related Parties of each Agent and any such co-agents, sub-agents and/or attorneys-in-fact, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

Section 8.06 Resignation of the Agents. Any Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld or delayed), which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States, and having a combined capital and surplus of at least $1,000,000,000. During an Agent Default Period, the Borrower and the Required Lenders may remove the relevant Agent subject to the execution and delivery by the Borrower and the Required Lenders of removal and liability release agreements reasonably satisfactory to the relevant Agent, which removal shall be effective upon the acceptance of appointment by a successor as such Agent. Upon any proposed removal of an Agent during an Agent Default Period, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld or delayed), which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States, and having a combined capital and surplus of at least $1,000,000,000. In the case of the resignation of an Agent, if no such successor shall have been appointed by the Required Lenders and the Borrower and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Collateral Agent, the retiring Collateral Agent shall continue to hold such Collateral, as bailee, until such time as a successor Collateral Agent is appointed), (b) except for indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders and the Borrower appoint a successor Agent as provided for above in this Section 8.06 and (c) the Borrower and the Lenders agree that in no event shall the retiring Agent or any of its Affiliates or any of their respective officers, directors, employees, agents advisors or representatives have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the failure of a successor Agent to be appointed and to accept such appointment. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring, retired or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring, retired or removed Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.06). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII (including Section 8.12) and Section 9.05 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

Section 8.07 Non-Reliance on the Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, no Joint Lead Arranger shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, if any, as an Agent or a Lender hereunder.

Section 8.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any federal, state or foreign bankruptcy, insolvency, receivership or similar law or any other judicial proceeding relative to the Parent or the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.11, Section 8.12 and Section 9.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.11, Section 8.12 and Section 9.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.10 Authorization for Certain Releases. With respect to releases and terminations, confirmations and subordinations delivered pursuant to Section 9.18, each Agent, each Lender (including in its capacities as a Lender and a potential Secured Swap Agreement Counterparty), hereby irrevocably authorizes either or both Agents to enter into such releases and terminations, confirmations and subordinations without further or additional consents being delivered by any Agent, any Lender or any Secured Swap Agreement Counterparty. Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing each Agent’s authority provided for in the previous sentence. For purposes of this Section 8.10 and Section 8.15, each Lender that is or becomes a Secured Swap Agreement Counterparty is executing this Agreement in its capacity as both or each of a Lender and/or Secured Swap Agreement Counterparty.

Section 8.11 Secured Swap Agreement Counterparty Regarding Collateral Matters.

(a) No Secured Swap Agreement Counterparty that obtains the benefits of the Collateral Agreement or any Collateral by virtue of the provisions hereof or of the Collateral Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) unless such Secured Swap Agreement Counterparty shall also be a Lender or Agent hereunder and in such case, only in such Person’s capacity as a Lender or Agent and only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, obligations arising under Secured Swap Agreements.

(b) The benefit of the Collateral Agreement and the provisions of this Agreement and the other Loan Documents relating to the Collateral shall also extend to, secure and be available on a pro rata basis (as set forth in Section 9.23) to each Secured Swap Agreement Counterparty with respect to any obligations of the Borrower arising under such Secured Swap Agreement until such obligations are paid in full or otherwise expire or are terminated (and notwithstanding that the outstanding Obligations have been repaid in full and the Commitments have terminated); provided that, with respect to any Secured Swap Agreement that remains secured after the counterparty thereto is no longer a Secured Swap Agreement Counterparty or the outstanding Obligations (other than contingent indemnification obligations) have been repaid in full and the Commitments have terminated, the provisions of this Article VIII shall also continue to apply to such Secured Swap Agreement Counterparty in consideration of its benefits hereunder and each such Secured Swap Agreement Counterparty shall, if requested by the Administrative Agent, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to evidence the continued applicability of the provisions of Article VIII.

Section 8.12 Indemnification. Each Lender severally agrees (a) to reimburse each Agent, on demand, in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans)) of any reasonable expenses incurred for the benefit of the Lenders by such Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in its capacity as Administrative Agent or Collateral Agent, as applicable, or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent found in a final nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents.

Section 8.13 Appointment of Supplemental Collateral Agents.

(a) This Section 8.13 shall not in any way limit Section 8.05. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations or other institutions to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Collateral Agent appoint an additional institution as a separate trustee, co-trustee, collateral agent, collateral sub-agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Collateral Agent” and collectively as “Supplemental Collateral Agents”).

(b) In the event that the Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either or both the Collateral Agent and/or such Supplemental Collateral Agent, and (ii) the provisions of this Article VIII and of Section 9.05 that refer to the Administrative Agent, the Collateral Agent or the Agents shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Administrative Agent, the Collateral Agent or the Agents shall be deemed to be references to the Administrative Agent, the Collateral Agent or the Agents and/or such Supplemental Collateral Agent, as the context may require.

(c) Should any instrument in writing from the Parent or the Borrower be required by any Supplemental Collateral Agent so appointed by the Collateral Agent for more fully and certainly vesting in and confirming to it such rights, powers, privileges and duties, the Parent or the Borrower shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent.

Section 8.14 Withholding. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

Section 8.15 Enforcement. The authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested in, and all actions and proceedings at law in connection with such enforcement may be instituted and maintained by, the Administrative Agent or the Collateral Agent in accordance with Section 7.01 and the Collateral Agreement for the benefit of each Lender (including in its capacities as a Lender and a potential Secured Swap Agreement Counterparty); provided that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent, as applicable) hereunder and under the other Loan Documents, (b) any Lender from exercising any enforcement rights, including setoff rights in accordance with Section 9.06 (subject to the terms of Section 2.17(c)), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any federal, state or foreign bankruptcy, insolvency, receivership or similar law; and provided, further, that, if at any time there is no Person acting as the Administrative Agent or the

Collateral Agent, as applicable, hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent or the Collateral Agent, as applicable, pursuant to Section 7.01 and the Collateral Agreement, as applicable, and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.17(c), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. For purposes of Section 8.10 and this Section 8.15, each Lender that is or becomes a Secured Swap Agreement Counterparty is executing this Agreement in its capacity as both or each of a Lender and/or Secured Swap Agreement Counterparty.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices.

(a) Except in the case of notices expressly permitted to be given by telephone and except as provided in the following Section 9.01(b), all notices and other communications provided for herein shall be in writing and shall be delivered by hand, overnight service, courier service, mailed by certified or registered mail or sent by facsimile, as set forth on Schedule 9.01.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to service of process, or to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, the Collateral Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) on the date of receipt if delivered prior to 5:00 p.m., New York City time on a Business Day, on such date by hand, overnight courier service, facsimile or (to the extent permitted by Section 9.01(b)) electronic means, or (ii) on the date five Business Days after dispatch by certified or registered mail with respect to both foregoing clauses (i) and (ii), to the extent properly addressed and delivered, sent or mailed to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

(d) Any party hereto may change its address or facsimile number for notices and other communications hereunder by written notice to the other parties hereto.

Section 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such Persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Section 2.14, Section 2.16, Section 8.12 and Section 9.05) shall survive the payment in full of the principal and interest hereunder and the termination of the Commitments or this Agreement.

Section 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective permitted successors and assigns.

Section 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 9.04(c)), the Lenders, the Agents and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Lenders and the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in Section 9.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Administrative Agent (such consent to be evidenced by its counter execution of the relevant Assignment and Assumption); provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B) the Borrower; provided that no consent of the Borrower shall be required for an assignment to (1) a Lender, an Affiliate of a Lender or an Approved Fund or (2) if an Event of Default has occurred and is continuing, any other assignee (provided that, in the case of either of clauses (1) or (2), any liability of the Borrower to an assignee under Section 2.14 or Section 2.16 shall be limited to the amount, if any, that would have been payable hereunder by the Borrower in the absence of such assignment); provided that if the Borrower shall fail to respond to a request for consent to an assignment within 10 Business Days of receipt of such request for consent, the Borrower shall be deemed to have consented; provided further that no consent of the Borrower shall be required in connection with the primary syndication of the Loans.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or Loans or contemporaneous assignments to related Approved Funds that equal at least $1,000,000 in the aggregate, the amount of the Commitment and/or Loans, as applicable, of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 and increments of $1,000,000 in excess thereof unless the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any other administrative information that the Administrative Agent may reasonably request;

(E) except as set forth in Section 9.04(b)(iii), no such assignment shall be made to the Borrower or any of its Affiliates; and

(F) notwithstanding anything to the contrary herein, no such assignment shall be made to a natural person, a Defaulting Agent/Lender or a Disqualified Institution.

The term “Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Notwithstanding the foregoing or any consent requirements otherwise set forth in this Section 9.04, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of any Loans to the Borrower or the Parent on a non-pro rata basis through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with customary procedures to be agreed by the Administrative Agent (or other applicable agent managing such auction) or (y) open market purchases on a non-pro rata basis, in each case, subject to the following limitations:

(A) no Default or Event of Default shall have occurred and be continuing at the time of acceptance of bids for the Dutch auction or consummation of such purchase, as the case may be;

(B) the principal amount of such Loans, along with all accrued and unpaid interest thereon, assigned to the Borrower or the Parent shall be deemed automatically cancelled and extinguished on the date of such assignment; and

(C) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Loans in the Register.

(iv) Subject to acceptance and recording thereof pursuant to Section 9.04 (b)(v), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender hereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section 9.05; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Agent/Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Agent/Lender). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall not be effective as an assignment hereunder.

(v) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (as to its Commitments only), at any reasonable time and from time to time upon reasonable prior notice.

(vi) The parties to each assignment shall deliver to, and for the account of, the Administrative Agent a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive or reduce such processing and recordation fee in the case of any assignment. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, any administrative information reasonably requested by the Administrative Agent (unless the assignee shall already be a Lender hereunder), any written consent to such assignment required by Section 9.04 (b), and the processing and recordation fee referred to above (unless waived as set forth above), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a natural Person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Disqualified Institution (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument (oral or written) pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to exercise rights under and to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.04(a)(i) or clause (i) through (vi) of the first proviso to Section 9.08(b) that affects such Participant and (y) no other agreement (oral or written) in respect of the foregoing with respect to such Participant may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits (and subject to the requirements and limitations) of Section 2.14, Section 2.15 and Section 2.16 to the same extent as if it were the Lender from whom it obtained its participation and had acquired its interest by assignment pursuant to Section 9.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.14, Section 2.15 or Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which shall not be unreasonably withheld or delayed) and the Borrower may withhold its consent if a Participant would be entitled to require greater payment than the applicable Lender under such Sections. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 to the extent such Participant fails to comply with Section 2.16(e) as though it were a Lender.

(d) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any

Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its promissory note, if any, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or central bank having jurisdiction over such Lender, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto, and any such pledgee (other than a pledgee that is the Federal Reserve Bank or central bank) shall acknowledge in writing that its rights under such pledge are in all respects subject to the limitations applicable to the pledging Lender under this Agreement or the other Loan Documents.

Section 9.05 Expenses; Indemnity.

(a) The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Agents, the Joint Lead Arrangers and their respective Affiliates in connection with the preparation of this Agreement and the other Loan Documents, (i) the syndication of the Commitments, (ii) the administration of this Agreement (including reasonable and documented out-of-pocket expenses incurred in connection with due diligence) and (iii) any amendments, modifications or waivers of the provisions hereof or thereof (including pursuant to any work-out or restructuring and whether or not the Transactions hereby contemplated shall be consummated). The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Agents, the Joint Lead Arrangers, their respective Affiliates or each Lender in connection with the enforcement and protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made hereunder, including the reasonable fees, charges and disbursements of counsel for the Agents and the Joint Lead Arrangers (including external counsel and the reasonable and documented allocated costs of internal counsel for the Agents, the Joint Lead Arrangers or any Lender); provided that, absent any conflict of interest, the Agents and the Joint Lead Arrangers shall not be entitled to indemnification for the fees, charges or disbursements of more than one counsel in each jurisdiction.

(b) The Borrower agrees to indemnify the Agents, the Joint Lead Arrangers, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, penalties, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of the Engagement Letter, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) any Loan, the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Borrower, its Subsidiaries, the Parent, any Indemnitee or any other Person initiated or is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, penalties, claims, damages, liabilities or related expenses are determined by a final, nonappealable judgment rendered by a court of competent jurisdiction (A) to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or any of such Indemnitee’s Related Parties) or (B) to arise from disputes solely among Indemnitees if such dispute (i) does not involve any action or inaction by the Parent or its subsidiaries and (ii) is not related to any action by an Indemnitee in its capacity as Administrative Agent or Joint Lead Arranger. Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, penalties, claims, damages, liabilities and related expenses, including reasonable and documented counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Claim related in any way to the Borrower or any of its Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any real property currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries or by any predecessor of the Borrower or any of its Subsidiaries, or any property at which the Borrower or any of its Subsidiaries has sent Hazardous Materials for treatment, storage or disposal; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, penalties, claims, damages, liabilities or related expenses have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, as determined by a final and nonappealable judgment in a court of competent jurisdiction. In the event of any of the foregoing, each Indemnitee shall be indemnified whether or not such amounts are caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of any Indemnitee (except to the extent of gross negligence as specified above). In no event shall any Indemnitee be liable to the Parent or the Borrower, or shall the Parent or the Borrower (or any of their respective Affiliates or the respective directors, officers, employees, agents and advisors of the Parent, the Borrower or such Affiliates) be liable to any Indemnitee, for any consequential, indirect, special or punitive damages; provided, however, that nothing in this sentence shall limit the Borrower’s indemnification obligations set forth in this Section 9.05. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith, or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction in a final nonappealable judgment. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of the Engagement Letter, this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent, any Joint Lead Arranger or any Lender. All amounts due under this Section 9.05 shall be payable on written demand accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) This Section 9.05 shall not apply to Taxes.

Section 9.06 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and any Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate of a Lender to or for the credit or the account of the Parent or the Borrower, against any and all obligations of the Parent or the Borrower, as applicable, now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Affiliate of a Lender, irrespective of whether or not such Lender or such Affiliate of a Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender and each Affiliate of a Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Affiliate of a Lender may have.

Section 9.07 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.08 Waivers; Amendment.

(a) No failure or delay of the Agents or any Lender in exercising any right, power or remedy hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Parent or the Borrower or therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Parent or the Borrower in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

(b) Except as provided in Section 2.20, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or otherwise modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Borrower (or, if applicable, the Parent or the Borrower, as the case may be) and the Collateral Agent and consented to by the Required Lenders; provided that no such agreement shall:

(i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan, without the prior written consent of each Lender directly affected thereby; provided that that any waiver of all or a portion of any post-default increase in interest rates shall be effective upon the consent of the Required Lenders,

(ii) increase or extend the Commitment of any Lender or decrease any fees payable to any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase in the Commitments of any Lender),

(iii) extend any date on which payment of interest on any Loan or any Fees or any other payment hereunder is due, without the prior written consent of each Lender adversely affected thereby (other than as a result of a waiver of a required prepayment or required offer to prepay pursuant to Section 2.10),

(iv) change the order of application of any amounts from the application thereof set forth in the applicable provisions of Section 2.17(b), Section 2.17(c) or Section 9.23 or change any provision hereof that establishes the pro rata treatment among the Lenders in a manner that would by such change alter the pro rata sharing or other pro rata treatment of the Lenders, without the prior written consent of each Lender adversely affected thereby or alter Section 9.23 in a manner adverse to any Secured Swap Agreement Counterparty without the consent of such Person,

(v) amend or modify the provisions of this Section 9.08 or any requirement of Article IV or the definition of the terms “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender, and

(vi) release all or substantially all the Collateral or release all or substantially all of the value of the Guarantee of the Parent without the prior written consent of each Lender (except to the extent of a release in connection with a transaction permitted by Section 6.05);

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under the other Loan Documents, without the prior written consent of such Administrative Agent or Collateral Agent, as applicable. Notwithstanding anything to the contrary herein, the aggregate principal amount of Loans of a Defaulting Agent/Lender shall not be included in determining whether all Lenders, Required Lenders or affected Lenders have taken or may take any action hereunder; provided that (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, which affects such Defaulting Agent/Lender differently than other affected Lenders, shall require the consent of such Defaulting Agent/Lender, (ii) the Loans of such Defaulting Agent/Lender may not be extended without the consent of such Defaulting Agent/Lender and (iii) any amendment that reduces the principal amount of, rate of interest on or extends the final maturity of any Loan made by such Defaulting Agent/Lender, shall require the consent of such Defaulting Agent/Lender. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

(c) Without the consent of any Lender, the Borrower and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d) Notwithstanding the foregoing, any Loan Document may be amended, modified, supplemented or waived with the written consent of the Administrative Agent and the Borrower without the need to obtain the consent of any Lender if such amendment, modification, supplement or waiver is executed and delivered in order to cure an ambiguity, omission, mistake or defect in such Loan Document; provided that, in connection with this Section 9.08(d), in no event will the Administrative Agent be required to substitute its judgment for the judgment of the Lenders or the Required Lenders, and the Administrative Agent may in all circumstances seek the approval of the Required Lenders, the affected Lenders or all Lenders in connection with any such amendment, modification, supplement or waiver.

Section 9.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

Section 9.10 Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Engagement Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto and, to the extent expressly contemplated hereby, the Indemnities) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission or an electronic transmission of a PDF copy thereof shall be as effective as delivery of a manually signed original. Any such delivery shall be followed promptly by delivery of the manually signed original.

Section 9.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15 Jurisdiction; Consent to Service of Process.

(a) Each of the Borrower, the Agents and the Lenders hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. The Borrower further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Borrower at the address specified in Section 9.01. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement (other than Section 8.09) shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

(b) Each of the Borrower, the Agents and the Lenders hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court sitting in New York County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.16 Confidentiality. Each of the Lenders and each of the Agents agrees that it shall maintain in confidence any information relating to the Borrower and its Subsidiaries and their respective Affiliates furnished to it by or on behalf of the Borrower or such Subsidiary or Affiliate (other than information that (x) has become generally available to the public other than as a result of a disclosure by such party in breach of this Agreement, (y) has been independently developed by such Lender or such Agent without violating this Section 9.16 or (z) was available to such Lender or such Agent from a third party having, to such Person’s actual knowledge, no obligations of confidentiality to the Borrower or any of its Subsidiaries or any such Affiliate) and shall not reveal the same other than to its directors, trustees, officers, employees, agents and advisors with a need to know or to any Person that approves or administers the Loans on behalf of such Lender (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (i) to the extent necessary to comply with law or any legal process or the regulatory (including self-regulatory) or supervisory requirements of any Governmental Authority (including bank examiners), the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (ii) as part of reporting or review procedures to Governmental Authorities (including bank examiners) or the National Association of Insurance Commissioners, (iii) to its parent companies, Affiliates or other Related Parties, counsel or auditors or any market data collectors or any numbering, administration or settlement service providers to the lending industry (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (iv) to any Joint Lead Arranger, any Agent, any other Lender or any other party of any Loan Document and the Affiliates of each, (v) in connection with the exercise of any remedies under any Loan Document or in order to enforce its rights under any Loan Document in a legal proceeding, (vi) to any prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16 or on terms at least as restrictive as those set forth in this Section 9.16), (vii) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as each such contractual counterparty agrees to be bound by the provisions of this Section 9.16 or on terms at least as restrictive as those set forth in Section 9.16 and each such professional advisor shall have been instructed to keep the same confidential in accordance with this Section 9.16), (viii) with the consent of the Borrower and (ix) on a confidential basis to (x) any rating agency in connection with rating the Borrower or its Subsidiaries or this Agreement or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement. If a Lender or an Agent is requested or required to disclose any such information (other than to its bank examiners and similar regulators, or to internal or external auditors) pursuant to or as required by law or legal process or subpoena, then, to the extent reasonably practicable as permitted by law, it shall give prompt notice thereof to the Borrower so that the Borrower may seek an appropriate protective order and such Lender or Agent will cooperate, at Borrower’s expense, with the reasonable requests of the Borrower (or the applicable Subsidiary or Affiliate) in seeking such protective order. Notwithstanding anything to the contrary herein, in no event shall any disclosure of confidential information be made to a Disqualified Institution.

Section 9.17 Communications.

(a) Delivery. (i) The Borrower hereby agrees that it will use all reasonable efforts to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to 5:00 p.m., New York City time on the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at the address referenced in Schedule 9.01). Nothing in this Section 9.17 shall prejudice the right of the Agents, the Joint Lead Arrangers, the Lenders or the Borrower to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.

(ii) Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(b) Posting. The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower

Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its Affiliates or their respective securities for purposes of United States federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC” to the extent the Borrower determines that such Borrower Materials contain material non-public information with respect to the Borrower or its Affiliates or their respective securities for purposes of United States federal and state securities laws; provided however that the following Borrower Materials shall be deemed to be marked “PUBLIC” unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents, (2) any notification of changes in the terms of the Commitment and/or the Loans, and (3) the financial statements and certificates furnished by the Borrower to the Administrative Agent pursuant to Section 5.04(a), Section 5.04(b) and Section 5.04(c).

(c) Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent, the Collateral Agent or any of its or their affiliates or any of their respective officers, directors, employees, agents advisors or representatives (collectively, “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s or the Collateral Agent’s transmission of communications through the internet, except to the extent the liability of any Agent Party is found in a final nonappealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct.

Section 9.18 Release of Liens and Guarantees.

(a) In the event that the Borrower conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of its assets (including the Equity Interests of any of its Subsidiaries) to another Person in a transaction not prohibited by the Loan Documents or in the event any assets or property of the Borrower constitutes or becomes an Excluded Asset, then the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s sole cost and expense to release any Liens created by any Loan Document in respect of such Equity Interests or assets or property that are the subject of such disposition or to evidence that the Liens created by the Loan Documents do not extend to such Excluded Assets. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests or assets shall no longer be deemed to be made once such Equity Interests or assets are so conveyed, sold, leased, assigned, transferred or disposed of.

(b) When all the Obligations (other than contingent indemnification obligations) are paid in full in cash, the Collateral Agreement and all Guarantees and Liens thereunder shall terminate, and the Borrower and the Parent shall automatically be released from their respective obligations thereunder and the security interests in the Collateral granted by the Borrower and the Parent shall automatically be released. At such time, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower at the Borrower’s expense to evidence and effectuate such termination and release of the Guarantees, or termination or release of Liens and security interests created by the Loan Documents. In addition, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s sole cost and expense to confirm the exclusion of any Excluded Asset from the Collateral.

(c) Authorizations for each release and termination specified in this Section 9.18 shall be required only to the extent required by Section 8.10.

Section 9.19 U.S.A. PATRIOT Act and Similar Legislation. Each Lender hereby notifies the Borrower that pursuant to the requirements of the U.S.A. PATRIOT Act and similar legislation, as applicable, it is required to obtain, verify and record information that identifies the Parent and the Borrower, which information includes the name and address of such Person and other information that will allow the Lenders to identify it in accordance with such legislation. The Borrower agrees to furnish (or cause to be furnished) such information promptly upon request of a Lender. Each Lender shall be responsible for satisfying its own requirements in respect of obtaining all such information.

Section 9.20 Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first mentioned currency with such other currency at the Administrative Agent’s office on the Business Day preceding that on which final judgment is given.

Section 9.21 Pledge and Guarantee Restrictions. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary (including any provision that would otherwise apply notwithstanding other provisions or that is the beneficiary of other overriding language):

(a) no Excluded Assets shall constitute Collateral; and

(b) no grant of a Lien or provision of a Guarantee by any Person shall be required to the extent that such grant or such provision would, in the reasonable determination of the Lenders:

(i) result in a Lien being granted over assets of such Person, the acquisition of which Person was financed from a subsidy or payments, the terms of which prohibit any assets acquired with such subsidy or payment being used as collateral but only to the extent such financing is permitted by this Agreement;

(ii) include any lease, license, contract or agreement to which such Person is a party, or any of such Person’s rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of a term, provision or condition of any such lease, license, contract or agreement, in each case solely to the extent that the Borrower has previously used commercially reasonable efforts to remove such prohibition or limitation or to obtain any required consents to eliminate or have waived any such prohibition or limitation (unless such term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the U.S. Bankruptcy Code) or principles of equity); provided that this Section 9.21 shall not prohibit the grant of a Lien or a provision of a guarantee at such time as the contractual prohibition shall no longer be applicable and, to the extent severable, which Lien shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified above; and provided, further, that the provisions hereof shall not exclude any “proceeds” (as defined in the UCC) of any such lease, license, contract or agreement; or

(iii) result in the contravention of applicable law, unless such applicable law would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions); provided that this Section 9.21 shall not prohibit the grant of a Lien or a provision of a guarantee at such time as the legal prohibition shall no longer be applicable and to the extent severable (which Lien shall attach immediately to any portion not subject to the prohibitions specified above).

The parties hereto agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section 9.21 shall be void ab initio, but only to the extent of such contravention.

Section 9.22 No Fiduciary Duty. Each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower and the Parent. The Borrower hereby agrees that subject to applicable law, nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Agents, the Lenders and the Borrower, or its equity holders or Affiliates. The Borrower hereby acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, (ii) in connection therewith and with the process leading to such transaction none of the Lenders is acting as the agent or fiduciary of the Borrower, its management, equity holders, creditors or any other Person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or the Parent with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its Affiliates has advised or is currently advising the Borrower on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents, (iv) the Borrower has consulted its own legal and financial advisors to the extent it has deemed appropriate and (v) the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates and no Lender has an obligation to disclose any such interests to the Borrower or its Affiliates. The Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

Section 9.23 Application of Funds. After the exercise of remedies provided for in Section 7.01 (or after the Loans have automatically become immediately due and payable), any amounts received by the Administrative Agent from the Collateral Agent pursuant to the Collateral Agreement and any other amounts received by the Administrative Agent or the Collateral Agent on account of the Obligations or the Secured Obligations shall be applied by the Collateral Agent in the following order:

(a) First, to payment of that portion of the Obligations constituting Fees, indemnities, expenses and other amounts (other than principal and interest but including Fees, charges and disbursements of counsel to the Joint Lead Arrangers, the Administrative Agent and the Collateral Agent) payable to the Administrative Agent and the Collateral Agent in their respective capacities as such;

(b) Second, to payment of that portion of the Obligations constituting Fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

(c) Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and ordinary course settlement payments under any Secured Swap Agreement, ratably among the Lenders and Secured Swap Agreement Counterparties in proportion to the respective amounts described in this clause Third payable to them;

(d) Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, premium, if any, payments for early termination (and any other unpaid amount then due and owing under any Secured Swap Agreement) owed to a Person that is a Secured Swap Agreement Counterparty, ratably among the Lenders and Secured Swap Agreement Counterparties in proportion to the respective amounts described in this clause Fourth held by them; and

(e) Last, the balance, if any, after all of the Secured Obligations (other than contingent indemnification obligations) have been paid in full, to the Borrower or as otherwise required by law.

Section 9.24 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.25 Scope of Liability. Notwithstanding anything to the contrary in this Agreement, any other Loan Document or any other document, certificate or instrument executed by any Person pursuant hereto or thereto, none of the Secured Parties shall have any claims with respect to the transactions contemplated by the Loan Documents against any present or future holder (whether direct or indirect) of any Equity Interests of the Parent, the Borrower or any of their respective Affiliates (other than (x) the Parent and (y) the Borrower, in each case as provided in the Collateral Agreement), shareholders, officers, directors, members, managers, partners, employees, representatives, controlling persons, executives or agents (collectively, the “Non-Recourse Persons”), such claims against such Non-Recourse Persons (including as may arise by operation of law) being expressly waived hereby; provided that the foregoing provision of this Section 9.25 shall not (a) constitute a waiver, release or discharge (or otherwise impair the enforceability) of any of the Obligations, or of any of the terms, covenants, conditions, or provisions of this Agreement or any other Loan Document and the same shall continue (but without personal liability of the Non-Recourse Persons) until fully paid, discharged, observed or performed, (b) constitute a waiver, release or discharge of any lien or security interest purported to be created pursuant to the Collateral Agreement (or otherwise impair the ability of any Secured Party to realize or foreclose upon any Collateral), (c) limit or restrict the right of any Agent or any other Secured Party (or any assignee, beneficiary or successor to any of them) to name the Parent, the Borrower or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to any Loan Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Person, (d) in any way limit or restrict any right or remedy of any Agent or any other Secured Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Non-Recourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, willful misrepresentation, or misappropriation of revenues, profits or proceeds from or of any Collateral that should or would have been paid as provided herein or paid or delivered to any Agent or any other Secured Party (or any assignee or beneficiary thereof or successor thereto) towards any payment required under any Loan Document, or (e) affect or diminish in any way or constitute a waiver, release or discharge of any obligation, covenant, or agreement made by any of the Non-Recourse Persons (or any security granted by the Non-Recourse Persons in support of the obligations of any Person) under or in connection with any Loan Document (or as security for the Secured Obligations). The limitations on recourse and other provisions set forth in this Section 9.25 shall survive the payment in full of all Obligations and Secured Obligations and the termination of all Commitments.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

SUMMIT MIDSTREAM PARTNERS HOLDINGS, LLC, as Borrower

By:	/s/ Matthew S. Harrison

Name:	Matthew S. Harrison
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Term Loan Agreement]

CREDIT SUISSE AG,
CAYMAN ISLANDS BRANCH,
as Administrative Agent, Collateral Agent,
and a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Lea Baerlocher
Name:	Lea Baerlocher
Title:	Authorized Signatory

[Signature Page to Term Loan Agreement]

EXHIBIT A

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor specified below (the “Assignor”) and the Assignee specified below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement identified below (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement, each other Loan Document and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor thereunder and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other Loan Document or any other document or instrument delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

        and is [not] a Defaulting Lender

2.	Assignee:

        [and is an [Affiliate][Approved Fund] of [Identify Lender]]

3.	Borrower: Summit Midstream Partners Holdings, LLC

4.	Administrative Agent: Credit Suisse AG, Cayman Islands Branch

5.

Loan Agreement: Term Loan Agreement, dated as of March [_], 2017, among Summit Midstream Partners Holdings, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent.

Exhibit A-1

6.	Assigned Interest:

Aggregate Amount of Loans of all Lenders[1]	Amount of Loans Assigned[2]	Percentage Assigned of Aggregate Loans of all Lenders[3]
%
%

[7.	Trade Date: ][4]

Effective Date:                    , 20__. [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Remainder of page intentionally blank]

[1]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[2]

Except in the cases of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire amount of the assigning Lender’s Loans, the amount shall not be less than $1,000,000, and shall be in increments of $1,000,000 in excess thereof.

[3]	Set forth, to at least 8 decimals, as a percentage of the aggregate amount of the Loans of all Lenders.
[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit A-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Exhibit A-3

[Consented to and][5] accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as

Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Consented to:][6]

SUMMIT MIDSTREAM PARTNERS HOLDINGS, LLC

By:
Name:
Title:

[5]	Consent of the Administrative Agent to be included to the extent required by Section 9.04(b) of the Loan Agreement.
[6]	Consent of the Borrower to be included to the extent required by Section 9.04(b) of the Loan Agreement.

Exhibit A-4

ANNEX 1 to Exhibit A

of the Loan Agreement

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any Lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent, the Borrower, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent, the Borrower, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) it is not a Defaulting Lender, a Disqualified Lender or a natural person, (iv) from and after the Effective Date, it shall be bound by the Loan Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender under the Loan Agreement, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vi) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.02 or Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Collateral Agent, the Assignor or any other Lender, (vii) if it is not already a Lender under the Loan Agreement, attached to this Assignment and Assumption is an Administrative Questionnaire as required by the Loan Agreement, (viii) the Administrative Agent has received a processing and recordation fee of $3,500 (unless waived or reduced in the sole discretion of the Administrative Agent) as of the Effective Date and (ix) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Collateral Agent, the Assignor or any other Lender and, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit A-5

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile, telecopy or other electronic means (including a PDF sent by e-mail) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[End of document]

Exhibit A-6

EXHIBIT B

FORM OF PREPAYMENT NOTICE

Credit Suisse AG, Cayman Islands Branch

as Administrative Agent

Eleven Madison Avenue

New York, NY 10010

Attn: Sean Portrait

Facsimile: 212-322-2291

Email: agency.loanops@credit-suisse.com

Re:	Summit Midstream Partners Holdings, LLC

[Date]

Ladies and Gentlemen:

Reference is made to the Term Loan Agreement, dated as of March [_], 2017 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Loan Agreement”), among Summit Midstream Partners Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Loan Agreement.

Pursuant to Section 2.09(a) of the Loan Agreement, the Borrower hereby notifies the Administrative Agent that it intends to make a prepayment of a Borrowing consisting of [ABR] [Eurodollar] Loans, in the amount of $_______________. 7

Very truly yours,

SUMMIT MIDSTREAM PARTNERS
HOLDINGS, LLC

By:
Name:
Title:

[7]	Amount should be an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.

Exhibit B-1

EXHIBIT C

FORM OF

BORROWING REQUEST

Credit Suisse AG, Cayman Islands Branch

as Administrative Agent

Eleven Madison Avenue

New York, NY 10010

Attn: Sean Portrait

Facsimile: 212-322-2291

Email: agency.loanops@credit-suisse.com

Re:	Summit Midstream Partners Holdings, LLC

[Date]

Ladies and Gentlemen:

Reference is made to the Term Loan Agreement, dated as of March [_], 2017 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Loan Agreement”), among Summit Midstream Partners Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Loan Agreement.

Pursuant to Section 2.02 of the Loan Agreement, the Borrower hereby requests a Borrowing under the Loan Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing requested hereby:

(A)	Aggregate Amount of Borrowing:[8] $______________

(B)	Date of Borrowing (which shall be a Business Day): _______________

(C)	Type of Borrowing (ABR Borrowing or Eurodollar Borrowing): _____________

(D)	Interest Period (if a Eurodollar Borrowing): ______________

(E)	Location and number of the Borrower’s account to which funds are to be disbursed: See funds flow memorandum furnished to the Lender on the Closing Date.

[Remainder of page intentionally blank]

[8]	Which must be an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.

Exhibit C-1

Very truly yours,

SUMMIT MIDSTREAM PARTNERS
HOLDINGS, LLC

By:
Name:
Title:

Exhibit C-2

EXHIBIT D

FORM OF

INTEREST ELECTION REQUEST

Credit Suisse AG, Cayman Islands Branch

as Administrative Agent

Eleven Madison Avenue

New York, NY 10010

Attn: Sean Portrait

Facsimile: 212-322-2291

Email: agency.loanops@credit-suisse.com

Re:	Summit Midstream Partners Holdings, LLC

[Date]

Ladies and Gentlemen:

Reference is made to the Term Loan Agreement, dated as of March [_], 2017 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Loan Agreement”), among Summit Midstream Partners Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Loan Agreement.

Pursuant to Section 2.05 of the Loan Agreement, the Borrower hereby requests a [conversion] [continuation] of [IDENTIFY BORROWING], and in that connection the Borrower specifies the following information with respect to such conversion or continuation:

(A)	Amount of initial Borrowing being converted or continued: $______________

(B)	Effective Date (which shall be a Business Day): ______________

(C)	Type of resulting Borrowing (ABR or Eurodollar):[9] ______________

(D)	Interest Period for resulting Borrowing (if a Eurodollar Borrowing):[10] _____________

[Remainder of page intentionally blank]

[9]	For conversions only.
[10]

For conversions and continuations of Eurodollar Borrowings. If the Borrower requests a Eurodollar Borrowing but does not specify an Interest Period, then the Interest Period shall be deemed to be of one month’s duration.

Exhibit D-1

Very truly yours,

SUMMIT MIDSTREAM PARTNERS
HOLDINGS, LLC

By:
Name:
Title:

Exhibit D-2

EXHIBIT E

FORM OF COLLATERAL AGREEMENT

[See Execution Version]

Exhibit E-1

EXHIBIT F

FORM OF NOTE

$[____________]	New York, New York [Date]

FOR VALUE RECEIVED, the undersigned, SUMMIT MIDSTREAM PARTNERS HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to [_______] (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Administrative Agent’s principal office at [___________], (a) on the dates set forth in the Term Loan Agreement, dated as of March [__], 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein but not otherwise defined having the respective meanings assigned to such terms in the Loan Agreement), among the Borrower, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent, the principal amounts set forth in the Loan Agreement with respect to the Loan made by the Lender to the Borrower pursuant to the Loan Agreement, and (b) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Loan Agreement on the unpaid aggregate principal amount of the Loan made by the Lender to the Borrower pursuant to the Loan Agreement.

The date, amount, interest rate and maturity of the Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this promissory note (this “Note”), may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender; provided that failure to make any such notation or to attach a schedule shall not affect the Lender’s or the Borrower’s rights or obligations in respect of the Loan evidenced hereby.

This Note is one of the promissory notes referred to in Section 2.07(e) of the Loan Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the occurrence of certain events, for optional and mandatory prepayments of the principal amount hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Loan Agreement, all upon the terms and conditions therein specified.

The Borrower hereby waives presentment, demand, protest and any notice of any kind. No failure to exercise any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

Exhibit F-1

SUMMIT MIDSTREAM PARTNERS
HOLDINGS, LLC

By:

Name:
Title:

Exhibit F-2

EXHIBIT G-1

FORM OF NON-U.S. LENDER TAX CERTIFICATE (FOR NON-U.S. LENDERS THAT

ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Term Loan Agreement, dated as of March [__], 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Summit Midstream Partners Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Loan Agreement.

Pursuant to the provisions of Section 2.16(e) of the Loan Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loans(s)) in respect of which it is providing this certificate, (b) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (d) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (e) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments, or at such times as are reasonably requested by the Borrower or the Administrative Agent.

[NAME OF LENDER]

By:
Name:
Title:
Date:		, 20[__]

Exhibit G-1-1

EXHIBIT G-2

FORM OF NON-U.S. LENDER TAX CERTIFICATE (FOR NON-U.S. PARTICIPANTS

THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Term Loan Agreement, dated as of March [__], 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Summit Midstream Partners Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Loan Agreement.

Pursuant to the provisions of Section 2.16(e) of the Loan Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (d) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (e) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on an Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments, or at such times as are reasonably requested by such Lender.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:		, 20[__]

Exhibit G-1-2

EXHIBIT G-3

FORM OF NON-U.S. LENDER TAX CERTIFICATE (FOR NON-U.S. LENDERS THAT

ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Term Loan Agreement, dated as of March [__], 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Summit Midstream Partners Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Loan Agreement.

Pursuant to the provisions of 2.16(e) of the Loan Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (c) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (e) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (f) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of such direct or indirect partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (A) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (B) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments, or at such times as are reasonably requested by the Borrower or the Administrative Agent.

Exhibit G-3-1

[NAME OF LENDER]

By:
Name:
Title:
Date:		, 20[__]

Exhibit G-3-2

EXHIBIT G-4

FORM OF NON-U.S. LENDER TAX CERTIFICATE (FOR NON-U.S. PARTICIPANTS

THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Term Loan Agreement, dated as of March [__], 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Summit Midstream Partners Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Loan Agreement.

Pursuant to the provisions of Section 2.16(e) of the Loan Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (e) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (f) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such direct or indirect partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (A) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (B) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments, or at such times as are reasonably requested by such Lender.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:		, 20[__]

Exhibit G-4-1

EXHIBIT H

FORM OF ADMINISTRATIVE QUESTIONNAIRE

Deal Name:

General Information

Your Institution’s Legal Name:

Tax Withholding:

Note: To avoid the potential of having interest income withheld, all investors must deliver all current and appropriate tax forms.

Tax ID #:

Sub-Allocation: (United States only)

Note: If your institution is sub-allocating its allocation, please fill out the information below. Additionally, an administrative detail form is required for each legal entity. Execution copies (e.g. Loan Agreement/Assignment Agreement) will be sent for signature to the Sub-Allocation Contact below.

Sub-Allocated Amount:	$
Signing Loan Agreement?	☐Yes	☐No
Coming In Via Assignment?	☐Yes	☐No

Sub-Allocation Contact:

NAME:
Address:		E-mail:

City:	State:	Phone #:
Postal Code:	Country:	Fax #:

Exhibit H-1

Contact List

Business/Credit Matters: (Responsible for trading and credit approval process of the deal)
Primary:
NAME:
Address:		E-mail:

City:	State:
Postal Code:	Country:	Fax #:

Backup:

NAME:
Address:		E-mail:

City:	State:
Postal Code:	Country:	Fax #:

Administrative Details Form Admin/Operations Matters:

Admin/Operations Matters:
Primary:

NAME:
Address:		E-mail:

City:	State:
Postal Code:	Country:	Fax #:

Backup:

NAME:
Address:		E-mail:

City:	State:
Postal Code:	Country:	Fax #:

Closing Contact: (Responsible for Deal Closing matters)

NAME:
Address:		E-mail:

City:	State:
Postal Code:	Country:	Fax #:

Exhibit H-2

Disclosure Contact: (Receives disclosure materials, such as financial reports, via our web site)

NAME:
Address:		E-mail:

City:	State:
Postal Code:	Country:	Fax #:

Administrative Details Form Routing Instructions:

Routing Instructions for this deal:
Correspondent Bank:

Account
City:	State:	Name:
Postal Code:		Account #: Benef. Acct.
Payment Type:		Name: Benef.
☐Fed	☐ABA ☐CHIPS	Acct. #:

Reference:
Attention:

Administrative Agent Information

Bank Loans Syndication – FACILITY Agent Contact	Agent Wiring Instructions
Name: [•]	Bank: [•]
Telephone:	ABA #: [•]
Fax:	Acct Name: [•]
Address: Eleven Madison Avenue New York, NY 10011 Email: [•]	Acct #: [•]

Exhibit H-3